================================================================================

                                                                    EXHIBIT 99.6


                               APPRAISAL REPORT

                                      OF

                THE PROPOSED COMMERCIAL, OFFICE AND INDUSTRIAL

                          SECTIONS OF FAIRWAY VILLAGE

               CONTAINING A TOTAL OF 38.0 ACRES OF NEIGHBORHOOD

                          COMMERCIALLY ZONED PROPERTY

                        PART OF TAX MAP 15, PARCEL 149

                 SIXTH (6TH) ELECTION DISTRICT, CHARLES COUNTY

                            WALDORF, MARYLAND 20602



                                  Value as of

                               October 31, 1997


                                 Appraised for

                         Mr. Edwin L. Kelly, President
                            Chief Operating Officer
                       Interstate General Company, L.P.
                               Executive Offices
                         222 Smallwood Village Center
                          St. Charles, Maryland 20602


                                 Appraised by

                                James B. Hooper
                             James B. Hooper, P.A.
                                 P.O. Box 125
                            Waldorf, Maryland 20604-0125

================================================================================

                             James B. Hooper, P.A.
                                 P.O. Box 125
                            Waldorf, Maryland 20604

                                   __________
                               932-9410 870-5841

                               October 31, 1997


Mr. Edwin L. Kelly, President
Chief Operating Officer
Interstate General Company, L.P.
Executive Offices
222 Smallwood Village Center
St. Charles, Maryland 20602

Dear Mr. Kelly:

          At your request, I have inspected and appraised the following described property:

               The Proposed Fairway Village Commercial Sections
                designated as 38.0 acres of land, more or less
               within the Sheffield and Gleneagles Neighborhoods
                        Tax Map 15, Part of Parcel 149
                          Part of Liber 454, Folio 21
             designated for commercial, office and business usage
                    within the Fairway Village Neighborhood
                 Sixth (6th) Election District, Charles County
                            Waldorf, Maryland 20602

          This appraisal is of the Fair Market Value for the fee simple interest in the property. The effective date of the valuation is October 31, 1997. 1 have considered the pertinent data affecting the valuation, including location, type, use and potential of the property, trends of the neighborhood and comparable sales. As a result of this study and analysis, I am of the opinion that the Fair Market Value of real estate as of October 31, 1997, is:

                38.0 ACRES OF COMMERCIAL INTENDED USE PROPERTY
                      WITHIN THE PLANNED UNIT DEVELOPMENT
                        OF THE FAIRWAY VILLAGE SECTION


                              GROSS RETAIL VALUE

            EIGHT MILLION TWO HUNDRED SEVENTY-SIX THOUSAND DOLLARS
                                ($8,276,000.00)

                      DISCOUNTED OR "AS IS" PRESENT VALUE

               THREE MILLION NINE HUNDRED SIXTY THOUSAND DOLLARS
                                ($3,960,000.OO)


          An appraisal report is attached hereto and made a part hereof. The valuations are expressly made subject to the conditions and comments appearing in this report. I certify that I have personally prepared this appraisal report.

       This appraiser certifies that to the best of his knowledge, this report meets all requirements as set forth by the Federal Home Loan Bank Board Memorandum dated February 3, 1992.

                                              Respectfully submitted,


                                          /s/ James B. Hooper

                                              James B. Hooper

                               TABLE OF CONTENTS
                               -----------------

TRANSMITTAL LETTER.......................................................   1

QUALIFICATIONS...........................................................   3

PREFACE..................................................................   5

EXECUTIVE SUMMARY OF SALIENT FACTS AND CONCLUSIONS.......................   6

PURPOSE/FUNCTION OF THE APPRAISAL........................................   8

UNDERLYING ASSUMPTIONS AND LIMITING CONDITIONS...........................   9

SCOPE OF THE APPRAISAL...................................................  11

ENVIRONMENTAL STATEMENTS.................................................  12

SITE IDENTIFICATION/LEGAL DATA...........................................  12

SALES/RENTAL HISTORY.....................................................  13

ASSESSMENT AND TAXES.....................................................  13

ZONING...................................................................  14

PROPERTY LOCATION........................................................  15

REGIONAL ANALYSIS........................................................  16

COUNTY ANALYSIS..........................................................  17

NEIGHBORHOOD DATA........................................................  20

SITE DESCRIPTION - NEIGHBORHOOD OVERALL VIEW.............................  21

PROPOSED IMPROVEMENTS....................................................  23

HIGHEST AND BEST USE ANALYSIS............................................  24

THE APPRAISAL PROCESS....................................................  30

VALUATION................................................................  31

MARKET DATA APPROACH - VALUATION OF THE COMMERCIAL PORTION...............  32

CORRELATION AND CONCLUSION...............................................  43

CERTIFICATION............................................................  45

ADDENDUM

                                JAMES B. HOOPER
                                 P.O. BOX 125
                            WALDORF MARYLAND 20604

                                   _________
                               932-9410 870-5841


                                QUALIFICATIONS
                                --------------


MARYLAND            Certified General Status
LICENSE             License No. 1128
STATUS:

VIRGINIA            Certified General Status
LICENSE             License No. 4001-003745
STATUS:

EDUCATION:          B.S. Degree - Business Management
                    University of Maryland

                    Post Graduate Courses
                    American University

                    Continuing Education Courses
                    Charles County Community College

SPECIALIZED         AIREA - Course 1A - Appraisal Theory
APPRAISAL           AIREA - Course 1B - Basic Appraisal Tech.
COURSES:            AlREA - Course 2A - Capitalization Theory & Tech. 1.
                    AIREA - Course 2B - Capitalization Theory & Tech. 2.
                    AIREA - Course 2C - Capitalization Theory & Tech. 3.
                    AIREA - Course 3A - Case Studies in Valuation
                    AIREA - Course 3B - Report Writing
                    AIREA - Course SPP - Standard Professional Practices
                    Appraiser Institute Course 550 - Advanced Valuation
                    Applications

EXPERIENCE:         President, Hooper & Associates, P.O. Box 125, Waldorf,
                    Maryland January 1989, to present

                    Staff Appraiser for Matthews Realty Corporation, P.O. Box 506, Waldorf, Maryland 1984 to 1988

                    Staff Appraiser for Delta Realty, Inc., P.O. Box 35. Waldorf, Maryland 1976 to 1984

                    Maryland Real Estate Salesman - 1975 to 1979

                    Maryland Real Estate Broker - 1979 to present

                    Qualified Expert Witness - United State Bankruptcy Court of Appeals; United States Bankruptcy Court; Maryland Tax Appeals Court; Prince George's and Charles Counties
                    Tax Appeals Boards; and Circuit Court for Charles County; Circuit Court for St. Mary's County; and District Court of Charles County; Circuit Court for Calvert County; District Court for St. Mary's County

PARTIAL LIST        Mercantile Safe Deposit & Trust Company
OF CLIENTS:         1st National Bank of Maryland
                    I T & T Corporation
                    United Bank & Trust Company
                    Bank of Southern Maryland
                    Thomas C. Carrico, Esq.
                    law Offices of Zanecki, Braddock & Silber
                    Law Offices of Blumenthal & Delavan
                    law Offices of Wechsler, Selzer & Gurvitch law Offices of Giordano, Bush & Villareale law Offices of Semmes, Bowen & Semmes law Offices of Loyd & Moreland
                    State of Maryland Department of General Services
                    Thomas F. Mudd, Esquire
                    1st Virginia Mortgage Corporation
                    Western Electric Corporation
                    Maryland Money Market Mortgage Corporation
                    Washington Savings Bank
                    State of Maryland, Department of General Services
                    State Highway Administration
                    Various Relocation Services
                    Security National Bank
                    Nations Bank
                    Southern Maryland Oil Company
                    Veterans Administration, Panel Appraiser
                    Northeast Mortgage, Inc.
                    Charles County Government
                    St. Mary's County Government
                    Federal Housing Administration, Panel Appraiser
                    1st National Bank of St. Mary's
                    First Virginia Bank
                    Developers and private individuals

ORGANIZATIONS:      Southern Maryland Board of Realtors Prince George's
                    County Board of Realtors Institute of Real Estate Management
                    (designated title of CPM) Membership as candidate in the American Institute of Real Estate Appraisers MAI Program
                    Member International Right-of-Way Association National
                    Association of Real Estate Appraisers (CREA Designation)

TYPES OF            Income producing properties such as office buildings,
APPRAISALS:         warehouses, other commercial establishments, condominiums, residential, subdivisions, houses, farms, vacant land, etc.

                                    PREFACE
                                    -------

     An appraisal is a type of research and analysis into the law of probabilities with respect to real estate valuation. Through the appraiser's education, training, experience, and professional philosophy, he/she is able to render an estimated value of real estate based on the activities of buyers, sellers, and other property owner. Because of the unique characteristics of each parcel of real estate, adjustments typically have to be made for differences between properties.

     A value estimate cannot be guaranteed and generally cannot be proved. However, the final estimate of value by a professional appraiser should be substantiated and justified by a detailed analysis of both the physical characteristics of the subject real estate and the social, economic, and governmental forces which exert pressure on the subject property.

     The final estimate of value in a professional appraisal report must not be considered to be absolute but rather an opinion of value resulting from reliable market data which was collected, analyzed, and adjusted to reflect the elements of comparison between and comparables and the subject. The professional appraiser cannot be an advocate, else he/she belies the principles of the profession.

     With the aforementioned in mind, you are encouraged to read this report which sets forth the purpose for which the appraisal was made and the appraiser's analysis and conclusions.

              EXECUTIVE SUMMARY OF SALIENT FACTS AND CONCLUSIONS
              --------------------------------------------------

Name of Property:                   The Proposed Fairway Village of the St.
                                    Charles Planned Unit Development

Date of Appraisal:                  October 31, 1997

Property Location:                  off of the east and west sides of St.
                                    Charles Parkway, Sixth (6th) Election
                                    District, Tax Map 15, Part of Parcel
                                    149, Waldorf, Charles County, Maryland
                                    20602

Census Tract No.:                   8509.02, 8509.03 and 8509.04

Property Type:                      neighborhood commercial, office and business
                                    designated land

Property Size:                      Total acreage of Fairway Village is
                                    1,288.85 acres (+/-) of residentially
                                    and commercially zoned property, of
                                    which 38.0 acres (+1-) of proposed
                                    commercial/office/retail type use
                                    property, which is the subject property
                                    of this appraisal.

Assessment:                         As part of Tax Map 15, Parcel 149,
                                    $515,540.00

Taxes:                              57,846.73

Zoning:                             PUD - Planned Unit Development -
                                    Residential/Commercial

Present Use:                        vacant land

Highest and Best Use:               Its ultimate development for
                                    neighborhood type office, retail, commercial and service related development.

Property Rights Appraised:          fee simple interest subject to PUD
                                    restrictions

Defined Value:                      market value

Indicated Value by the:             Cost Approach:                 N/A
                                    Market Data Approach:       see below
                                    Income Approach:               N/A

gross retail value:                 $8,276,000.00
discounted "as is" present value    $3,960,000.00

     It should be noted that the overall valuation of the subject property is in its current "as is" state of approved commercial/office/service use property. Therefore, there currently exists no improvements or cash flows associated with the land that would offer any insight as to the value of the property. Therefore, the Cost Approach, as well as the Income Approach have been disregarded in the final valuation.

                       PURPOSE/FUNCTION OF THE APPRAISAL
                       ---------------------------------

     The purpose of this appraisal is to establish fair market value for the subject property as of October 31, 1997.

     The function of the appraisal is to establish market value for the subject property that will ultimately be used as collateral in a federally guaranteed loan transaction.

                                  DEFINITIONS
                                  -----------

     APPRAISAL ASSIGNMENT is defined as those appraisal services where the appraiser is employed or retained to act (or would be perceived by third parties or the public as acting) as a disinterested third party in rendering an unbiased estimate or opinion of the nature, quality, value, or specified interests in or aspects of identified real estate./1/

     MARKET VALUE is defined as the most probable price which a property should bring in a competitive and open market under all conditions requisite to a fair sale, the buyer and seller, each acting prudently, knowledgeably and assuming the price is not affected by undue stimulus. Implicit in this definition is consummation of a sale as of a specified date and passing of title from seller to buyer under conditions whereby:

     --    Buyer and seller are typically motivated;
     -- Both parties are well informed or well advised and each acting in what he considers his own best interest;
     --    A reasonable time is allowed for exposure in the open market;
     -- Payment is made in terms of cash in U.S. dollars or in terms of financial arrangements comparable thereto: and
     -- The price represents the normal consideration of the property sold unaffected by special or creative financing or sales concessions granted by anyone associated with the sale./2/

     FEE SIMPLE ESTATE is defined as absolute ownership unencumbered by any other interest arid subject only to the governmental powers of taxation, police power, eminent domain and escheat.

__________________
1          Code of Professional Ethics & Standards of Professional
           -------------------------------------------------------
           Practice; American Institute of Real Estate Appraisers;
           --------
           1/90.

2          NCUA, OTS, OCC, FDIC, FRS, AND RTC.

                UNDERLYING ASSUMPTIONS AND LIMITING CONDITIONS
                ----------------------------------------------

     IDENTIFICATION OF THE PROPERTY: The legal description given to the
     ------------------------------
appraiser and found in the land records is presumed to be correct, but has not been confirmed by a survey. The appraiser assumed no responsibility for such a survey or for encroachments or overlapping that might be revealed thereby.

     The appraiser renders no opinion of legal nature, such as to ownership of the property or condition of the title.

     The appraiser assumed the title to the property to be marketable, that the property is an unencumbered fee, and that the property does not exist in violation of any applicable codes, ordinances, statutes, or other governmental regulations.

     Any other plats, maps or drawings shown in this report may show approximate dimensions and may not be drawn to scale. These are included strictly to assist the reviewer of this report in visualizing the property. Although I have made a physical inspection of the property, no precise survey was made by this appraiser.

     The appraiser assumes completion of the improvements in a workmanship-like manner within a reasonable period of time and in accordance with final plans and specifications, as summarized in this report.

     UNAPPARENT CONDITIONS: The appraiser assumed that there are no latent
     ---------------------
defects or unapparent conditions of the property, subsoil or structures which would render it more or less valuable than otherwise comparable property. The appraiser assumed no responsibility for such conditions, or for engineering which might be required to reveal such things.

     INFORMATION AND DATA: Information and data supplied to the appraiser by
     --------------------
others, and which have been considered in the valuation, are from sources believed to be reliable, but no further responsibility is assumed for its accuracy.

     USE OF THE APPRAISAL: Possession of the appraisal report or a copy thereof
     --------------------
does not carry with it the right of publication. It should be considered a privileged document.

     The appraisal report may not be used for any purpose except substantiation of the value estimated without written permission from the appraiser. All valuations in the report are applicable only under the stated program of Highest and Best Use, and are not necessarily applicable under other programs of use. The valuations of a component part of the property are applicable only as part of the whole property.

     COURT TESTIMONY: Testimony or attendance in Court by reason of this
     ---------------
appraisal, with reference to the property in question, shall not be required without prior agreement.

     It is assumed that current economic conditions will remain reasonably stable into the foreseeable future without major fluctuations both upward or downward in the overall economy.

     A diligent effort was made to verify each comparable sale used in the evaluation process in this report. However, since many of the sellers or purchasers are from areas outside of the immediate locality, or no agent could be contacted within a reasonable time for the completion of this report, certain sales may not have been verified through communication with the purchaser or seller.

     This appraiser has not been informed, nor has the appraiser any knowledge of the existence of any environmental or health implement which, if known, could have a negative impact on the market value of the subject property. Therefore, it is assumed by this appraiser that there are no hazardous waste storage or environmental hazards on the subject property. The valuation herein contained is not valid if any hazardous items are found on the subject property; including, but not limited to, urea formaldehyde insulation, radon gas, asbestos products, lead or lead base products, toxic waste and other contaminants.

     It is assumed by this appraiser, unless otherwise noted in this appraisal report, that there do not exist any tidal or non-tidal wetlands that will hinder the overall development of the subject parcel.

     It is assumed by this appraiser that the proposed subdivision will be developed and completed according to site plans and overview plans as presented to this appraiser.

     It is assumed by this appraiser that all information pertaining to lot sizes, configurations, unit numbers and overall dimensions have been accurately portrayed in information supplied to this appraiser, and any substantial variation from these plans may substantially alter the final valuation of the property.

                           ENVIRONMENTAL STATEMENTS
                           ------------------------

     The market value conclusion in this report is based upon the presumption that there are no conditions of environmental concern which affect the value of the subject property, including, but not limited to, hazardous or toxic wastes, wetlands, buried storage tanks, PCB's, and radon gas.

     During my physical property inspection on October 31,1997,1 did not observe any signs of potential problems. However, as we have no expertise in environmental matters, we strongly recommend that any related questions or concerns be evaluated by a qualified expert prior to finalizing decisions regarding the subject property.

                            SITE IDENTIFICATION
                            -------------------

     The subject property is located on the east and west sides of St. Charles Parkway, near its southern terminus at the White Plains Regional Park. The subject parcel is designated as being found on Tax Map 15, Part of Parcel 149, which according to the Tax Maps of Charles County contains a total of 1,288.85 acres of land, more or less, of which 38.0 acres is designated as the subject property for commercial, office and retail usage.

     This particular parcel is recorded in the Charles County Land Records at Part of Liber 454, Folio 21. It should be noted that the commercial/office/retail sections of this property contains approximately 38.0 acres, more or less, and is designated as the subject property of this report, which is part of a larger portion of the property designated as the Fairway Village Residential sections containing a total of 1,288.85 acres, more or less. The residential sections have been valued separately in a separate report and are not intended to be part of this valuation. Also, the subject property's census tract is designated to be found in Census Tract Numbers 8509.02, 8509.03 and 8509.04.

                               DATE OF APPRAISAL
                               -----------------

     The estimated value within this appraisal shall be as of October 31, 1997, the date upon which the assessor's full cash value and assessment is based.

                                  LEGAL DATA
                                  ----------

     Ownership to the subject property is currently vested in the name of the St. Charles Associates, 222 Smallwood Village Center, Waldorf, Maryland 20602. The deed indicating this ownership is dated April 28, 1981, and is recorded in the Charles County Land Records at Liber 454, Folio 21.

                             SALES/RENTAL HISTORY
                             --------------------
     In accordance with the Appraisal Institute, as well as the Federal Home Loan Bank Board, this appraiser has researched transfers of the subject property for the prior 5-year period and has noted no transfers within this period of time. It should be noted that the subject property is a portion of a considerably larger tract that over the past 25 to 30 years has been developed into the Carrington, Smallwood, Bannister, Wakefield, Huntington, Lancaster, Hampshire, Dorchester and St. Charles Industrial Park neighborhoods. Within these various neighborhoods, a considerable number of lots have transferred, the most recent and most pertinent sales will be found later in this report as part of the Market Data analysis of the various types of lots found in the designated subject parcel.

                             ASSESSMENT AND TAXES
                             --------------------

     The subject property is currently assessed as Part of Tax Map 15, Parcel
149. Current assessments on the subject property, as of the date of this appraisal report, are as follows:

               Land                                     $515,440.00
               Improvements                                      -0-
                                                        -----------
               Total                                    $515,440.00

     The subject property is currently assessed in the name of:

                            St. Charles Associates
                         222 Smallwood Village Center
                            Waldorf, Maryland 20601

     The subject property is assessed as 1,288.85 acres of land. Current real estate taxes are in the amount of $7,846.73. These taxes were paid on May 12, 1997.

     The current tax rate for Charles County is $2.65 per $100.00 of assessed value. The $2.65 is inclusive of all County, fire and State taxes associated with real estate revenues. Current assessments on the subject property are based on 40 percent of the assessors estimated Fair Market Value of the real estate property taxes in Charles County, and as in other portions of Maryland, are based on a tri-annual assessment period with base values of properties reassessed every 3 years and increases during this period of time based on market rates, which in the past few years have typically ranged from 6 to 8 percent but can increase upward to a 10 percent cap.

     Tax rates for the subject property are deemed typical of other properties located in the Charles County region and are not deemed to be excessive.

                                    ZONING
                                    ------

     That portion of the subject property which is designated as the subject property within this report, is currently zoned for commercial/office/retail/service usage under the Planned Unit Development Overlay Zone of the St. Charles Subdivision and particularly the Fairway Village Section. The overall mix within the Fairway Village Section has been approved by appropriate governmental authorities, to the best of this appraiser's knowledge and allows not only for the 38.0 acres of commercial/retail/office usage, but also for the remaining portion of the property to be developed into approximately 3,346 residential units, designated as 837 townhouse units, 922 large lot, single-family detached units, 499 medium lot, single-family detached units, 252 small lot, single-family detached units, as well as 836 units of apartment zoning.

     The Planned Unit Development classification is a zoning intended to provide an environment suitable for both residential and commercial usage within the Fairway Village Neighborhood, that will not create appreciable nuisances, hazards, or threats to the natural environment or surrounding development. This zone provides for a variety of residential usages, as well as commercial support facilities for the neighborhood, and allows for considerable areas of open space, park land and recreational facilities.

     In addition to the predominantly residential activity found in this zone, the zone also permits limited commercial, retail and office usage complementary to the neighborhood. Additionally, areas are designated for recreational activities, as well as open space reserves. Some of the uses permitted within this zoning are residential, single-family attached and detached units, commercial retail centers, office buildings, day care centers, nursery schools, banks and financial institutions, etc.

     The subject property in its current form as a large tract of vacant acreage is well within the legal constraints of the planned unit zoning. The proposed usage of the subject property along unit guidelines as set forth in this appraisal, also appears to be a conforming use as well once completed.

     The minimum lot sizes for townhouses are approximately 1,500 square feet per interior units; minimum lot sizes for single-family dwellings are approximately 6,000 square feet.

     Please find in the Addendum of this appraisal, a list of appropriate sizes and densities as set forth for planned unit developments. It should be noted that for the most part, although zoned PUD,the commercial/retail/office/service portions of the property conform very close to the appropriate Charles County classifications for commercial, office and service related development. For further details concerning this, please refer to the Addendum of this report.

                              [MAP APPEARS HERE]

                               PROPERTY LOCATION
                               -----------------


          The subject property is located off of the east and west sides of St. Charles Parkway, near its southern terminus at White Plains Regional Park. Via St. Charles Parkway and several alternative routes, the subject property is within approximately 1 mile of both U.S. Route 301 and Maryland Route 5. U.S. Route 301 is considered the major north/south bisector of this portion of Charles County and affords the subject property easy access to major metropolitan market areas to the north and south of the subject neighborhood. Maryland Route 5 is considered the major east/west bisector of this portion of Charles County and affords the subject property access to major employment and population areas, as well as to other Southern Maryland jurisdictions.

          From the subject location, driving times to Washington, Annapolis, Baltimore and Richmond are 30 minutes, 45 minutes, 60 minutes and 90 minutes, respectively. However, for purposes of the trucking/warehousing industries, the subject location is less desirable than a location further north. The trucking industry considers thirty miles to be the perimeter from a major city. The subject is just outside that distance from Washington, D.C.; however, it is somewhat centrally located if one's market includes Washington, D.C., Baltimore, Richmond and Norfolk.

                          [LOCATION MAP APPEARS HERE]

                               REGIONAL ANALYSIS
                               -----------------


          The appraised property is located in Charles County, part of the Washington Metropolitan area which also includes Montgomery, Prince George's, Frederick and Calvert Counties in Maryland, and Fairfax, Loudon, Prince William and Arlington Counties in Virginia.

          The District of Columbia is surrounded by the Capital Beltway, which is crossed by a number of arterial highways radiating from the District. Maryland Routes 210 and 5 provide direct access from Charles County to the Beltway and the District. Three major airports serve the area: Dulles International, 40 miles northwest of Charles County, and Washington National, 25 miles to the northwest, both in northern Virginia, and Baltimore-Washington International, 50 miles to the north in Anne Arundel County. Baltimore Harbor, 60 mites north of Waldorf, has a channel depth of 42 feet and accommodates more than 100 steamship lines.

          The Washington Metropolitan Area leads the nation in the proportion of the professional, executive, managerial and administrative people. Among the colleges and universities in the Washington area are American, George Washington, Georgetown, Catholic and Howard Universities in the District of Columbia, the University of Maryland and Bowie State University in Prince George's County.

          The Federal Government is the largest employer in the region. Federal agencies in and around the District of Columbia provide more than 350,000 jobs. Nearly 200,000 state and local government jobs increase the non-military government payroll to more than 500,000. Private companies supplying contract services and related products employ about 30% of the civilian labor force. Services, retail trades, and the construction industry constitute a large part of the remaining work force.

          The Washington area has been one of the most rapidly developing regions in the nation. Current population estimates exceed 3,850,000. Federal officials have recently approved the consolidation of the Washington and Baltimore metropolitan areas, with a combined metropolitan population of over
6.7 million.

          The economic recession of the early 1990's affected all areas of the regional economy. However, in the past couple of years, there have been growing signs of recovery in ail sectors of the economy with residential real estate showing the greatest strength. Surveys of land and housing prices in the metropolitan area show that these costs are typically lower in southern Maryland in general and Charles County in particular, than those of the more populous jurisdictions. This relative affordability is one of the primary conditions fueling growth in the county.

                                COUNTY ANALYSIS
                                ---------------

          Charles County is a 458 square mile peninsula with approximately 150 miles of shoreline. Although about 40% of the county's land is still devoted to agriculture, the Route 301 corridor through Waldorf has assumed a suburban character.

          A relatively low tax rate, plentiful land inventory, and good highway access, together with the administration's policy of encouraging growth and industry, have promoted residential and commercial expansion. Between 1980 and 1990, the county's population increased by 39% to 101,154 residents, with about 43% of the county's population concentrated in the 6th Election District, which includes Waldorf. Current population is estimated to be 111,200 and is expected to increase to 128,700 by 2005.

          La Plata and Indian Head are the only two incorporated towns in the county. LaPlata, centered at the intersection of Routes 301 and 6 near the geographical center of the county, is the seat of county government. The town limits have recently extended northward along U.S. Route 301 to include about 1,000 acres slated for planned unit development. Indian Head, about 12 miles northwest of LaPlata, is the site of a United States Naval Ordnance Station, recently renamed the Naval Surface Warfare Center, and is a major employer for the region. The most heavily populated part of the county is the Waldorf/St. Charles area located in the north central part of the county about seven miles north of LaPlata. The Waldorf/St. Charles area contains about half of the county residents.

          The unemployment rate in Charles County has remained constant at about 3 % until 1991, when it increased to more than 7%. However, there has been steady improvement during the last few years. As of December 1995 the rate was 2.7%. As of December 1994 the rate was 3.2%; and as of December 1993 the rate was 3.7%. Local industries that provide employment opportunities include the construction trade, government, health related professions, real estate and associated fields, power generation, lumbering and manufacturing of wood products, metal and steel fabrication, manufacture of concrete products, computer operations, engineering and research nurseries and harvesting of seafood.

          Five high schools, six middle schools and eighteen elementary schools serve more than 19,000 students in the county's public school system. Handicapped students attend the F.B. Gwynn Educational Center in LaPlata, and vocational studies are provided by the Charles County Vocational-Technical Center in Pomfret. In addition, the county has 12 private schools. The Charles county Community College, about 15 miles south, has over 4,500 students and offers a two-year program leading to an Associate of Arts Degree. Other courses of study include transfer programs and certification in certain trade programs requiring less than two years of study. The college maintains an extension center in the Smallwood Village of St. Charles, with a selection of course offered there and at other nearby locations.

          Electricity for the county is supplied by Southern Maryland Electric Cooperative, Inc.; the Washington Gas Light Company provides natural gas to some parts of the county. The Charles County Department of Public Works provides water for St. Charles and other parts of Waldorf; many smaller communities have private water systems. The north part of the county is served by the Mattawoman Sewerage Treatment Plant, which was completed about 10 years ago, and has recently been expanded.

          U.S. Route 301 is the main thoroughfare through Charles County and a major traffic artery for the east coast. It parallels 1-95 about 15 miles to the west and is the principal alternative to that heavily congested corridor between Richmond and Baltimore. Route 5, leading from St. Mary's County on the south through eastern Charles and Prince George's Counties into the District of Columbia, is a heavily-traveled commuter route. Route 5 is in the process of being re-routed around Waldorf. Route 6 connects with Route S in northern St. Mary's County about 16 miles east of La Plata, and is the county's primary east-west route connecting the development corridors east of La Plata with rural areas to the south and west. The only public transportation available is provided by private bus firms. Most residents commute in private vehicles.

          A comprehensive rezoning plan for Charles County, adopted in September of 1990 calls for much of the northern and central part of the county, including La Plata, to be rezoned for more intensive development, while most other areas of the county will stay in the "Rural Agricultural" zone. The plan assigns development districts designed to limit urban sprawl and concentrate growth in clearly defined development areas, projecting that the greatest concentration of growth through 2010 (68% of new residential units) will be in the Waldorf/St. Charles area and La Plata. The comprehensive plan was codified with the adoption of the new zoning ordinance in October of 1992. Despite generally declining economic conditions during the recent recession, growth in Charles County has remained stronger than in many other parts of the Washington area. In the past couple of years, there have been growing signs of recovery in all segments of the local economy.

          Because of the rapid growth in the past, the major problem confronting the Charles County region has been traffic gridlock, particularly along the major commuter routes to Washington, D.C., as well as on the secondary roads through the major employment centers of the area; namely, Waldorf, La Plata, and Indian Head. To help alleviate some of this traffic congestion, numerous road upgrades, as well as expansions, are currently being proposed or approved. In Waldorf, the western and eastern bypasses are designed to eliminate large amounts of traffic on U.S. Route 301 and Route 5 corridors, as well as in conjunction with the Prince George's County upgrade of Route 5 and Route 301 as they cross over through those jurisdictions. Additionally, the State Highway Administration is also expanding portions of Route 5, as well as Route 205, in the Waldorf area. Once these bypasses and upgrades are completed, a considerable amount of the traffic congestion is expected to be alleviated for a number of years.

          Charles County is fortunate enough to be located, as previously mentioned, near the Chesapeake Bay, or on the tributaries leading to the Chesapeake Bay, which offers numerous recreational opportunities to the residents of the County. The County has provided recreational services in the form of numerous parks. One is the White Plains Regional Park, which has an eighteen hole golf course. This enhances the livability and desirability of the County. Because of these facts, the County has enjoyed a steady population growth and riding on its coat-tails has been an increase in jobs, income levels of employment and property values in both the residential and commercial sectors throughout the area.

          The Charles county Government and other local jurisdictions in the area of Southern Maryland have avoided a large number of the problems associated with rapid growth. These local Governments continue to plan for and allocate resources to meet future needs. Therefore, it appears that the basis has been laid for the continuing orderly expansion of the area of Charles County, as well as the maintenance and preservation of the historic, recreational and service attributes required to maintain a high standard of living.

          Based on the aforementioned data, it is this appraiser's opinion that the Charles County area will continue to provide the services needed at reasonable levels to attract the quality growth it has seen in the past few years. Along these lines, Charles County should remain a desirable place both for residential, as well as commercial, expansion into the foreseeable future.

                         [INDEX TO MAPS APPEARS HERE]

                             NEIGHBORHOOD DATA
                             -----------------

          The subject property is located in the unincorporated township of Waldorf/White Plains, in the northernmost portion of Charles County, Maryland. This area is the most densely populated and developed zone of the County. As it has in the recent past, the Waldorf area is experiencing both rapid residential and commercial growth.

          Well over a third of Charles County's population is located in the Sixth (6th) Election District, which encompasses Waldorf and the surrounding neighborhoods.

          "St. Charles," a very successful planned unit community, and in which the subject neighborhood is located, is in the southern portion of Waldorf, and along with Pinefield, another large cluster community located in the northern portion, serves as a basis for the rapid commercial expansion in the Waldorf area.

          Major commercial development in Waldorf has concentrated on the U.S. Route 301/Maryland Route 5 corridor. Several large shopping centers lie within a 1/4 mile of the Route 301/Route 5 intersection with other smaller retail strip shopping centers and individual stores expanding outward along the different highways from these large centers. In addition to retail centers, a good mix of office buildings, automobile dealerships, hotels, restaurants, service stations, banks and medical centers service the community and surrounding areas.

          Industrial and warehouse uses are located along Maryland Route 925, Old Washington Avenue. This road parallels U.S. Route 301 to the east and supplies suitable areas for the heavier retail and industrial needs of the neighborhood.

               SITE DESCRIPTION - NEIGHBORHOOD OVERALL VIEW
               --------------------------------------------

          The subject site, in its entirety, contains approximately 1,288.85 acres of land, more or less, which encompasses the proposed Fairway Village Subdivision. The subject property will be divided into two residential neighborhoods, one designated as the Gleneagles Neighborhood, and the other the Sheffield Neighborhood.

          The subject property is irregularly shaped, though it appears to lend itself well to the proposed Fairway Village Neighborhood development concept plan. Please refer to a copy of the overall Concept Plan, as prepared by Whitman, Requart & Associates of Baltimore, Maryland for Interstate General Company, L.P. for an overview and conceptual plan of the proposed location and site of the subject property.

          This particular parcel is part of a larger parcel that has been developed as an ongoing Planned Unit Development over the past 25 to 30 years. The subject neighborhood will have direct access to St. Charles Parkway. The main portion of the site, which will house the residential development, will lie on both the east and west sides of St. Charles Parkway.

          The subject property is a level to moderately rolling topography and for the most part, the subject property is entirely wooded at time of inspection. Portions of the property have been recently timbered over the past few years, though this does appear to impact the overall valuation of the property.

          All utilities are available to the site, which include both public water and sewer, as supplied by the Charles County Department of Public Works. Electricity is furnished by the Southern Maryland Electric Coop. Local phone service is available through the Bell Atlantic Phone Company, with long distance service available through a number of competitive long distance companies. Gas is also available through the Washington Gas Company network.

          On the northern-most portion of the neighborhood, there currently exists a overhead high tension line power right-of-way system, and also an underground gas utility right-of-way as well. These transmission lines for both electric and gas do not appear to adversely impact the subject property and the overall development plan has taken these into consideration and no major commercial or residential improvements lie within close proximity to these right-of-ways.

          No other adverse easements or encroachments were observed other than the standard utility easements that would effect the overall valuation of the subject property. It should be noted that for the most part, the subject property lies outside of any HUD designated flood plain as delineated on Flood Map No. 240089-0035B, Zone C.

          In terms of subsoil conditions, we have not been provided data relative to any subsoil conditions, nor did we observed any adverse subsoil conditions that would impact the overall valuation of the subject property or preclude development of the site as projected.

          The subject property itself is defined as 38.0 acres of commercial/office/retail usage within the neighborhood located at various areas throughout the neighborhood as delineated on the attached concept plan for Fairway Village. For the most part, this will ultimately be divided into commercial use lots as small as 1/2 acre (+/-) and upward depending on the type of usage.

          In the overall valuation of the commercial portion of the property, this appraiser has valued the subject property as a single entity in raw land form. Although some of the parcels are separated and are at different locations throughout the neighborhood and because of location, some may command premium values at retail level, in its current form, it is too difficult to assign these premiums at this time. Ultimately, as the Fairway Village neighborhoods are developed and as potential clients for the property are further delineated by size or type of use, or in terms of specific location, then more appropriate values may be assigned to each individual portion of the commercial portion.

          A detailed legal description of the commercial portion of the property that is designated as the subject property within this report, may be found in the Charles County Land Records as Part of Liber 454, Folio 21. It is further described as being found in the Charles County Tax Maps at Map 15, Part of Parcel 149.

                         [SITE LOCATION APPEARS HERE]

                              [MAP APPEARS HERE]

                       [MAP OF ST. CHARLES APPEARS HERE]

                             PROPOSED IMPROVEMENTS
                             ---------------------

     The Fairway Village Section of St. Charles, which will contain approximately 1,288.85 acres of land, more or less, in its entirety is proposed for development, not only for the commercial/office/retail portion of the property as designated as the subject, but also for residential planned development as well. The commercial portion, which will be located at various sections throughout the neighborhood, as defined on the attached Concept Plan, contains in its entirety 38.0 acres. The remaining portion of the property will be developed for residential units featuring 3,346 total units, which will be divided into 837 townhouse units, 922 large lot detached single-family units, 499 medium lot detached single-family units, 256 small lot detached single-family units, as well as 836 total apartment units. The Fairway Village Section will also be developed with two community centers, one for the Gleneagles Neighborhood and the other for the Sheffield Neighborhood. Additionally, an area has been designated as a location for an elementary school, and large areas of open space shall be provided as well, including a number of man-made lakes and ponds. In addition, it should be noted tat the subject neighborhood, to a large extent, wraps around the White Plains Regional Park, which is the site of an 18-hole golf course. Access will be provided for both pedestrian and vehicular traffic to this golf course facility.

     As proposed by the developer, the commercial portions of the property will be initially available in the third year of the developer's 10-year development schedule for the Fairway Village complex. Therefore, in the overall final analysis of the "as is" value for the subject property, it is assumed that at least a 3-year holding period will be required before any of the commercial, retail or service related portions of the subject property will be available for sale to ultimate retail users.

                              [MAP APPEARS HERE]

                              [MAP APPEARS HERE]

                              [MAP APPEARS HERE]

                         HIGHEST AND BEST USE ANALYSIS
                         -----------------------------

     Highest and best use is defined as:

     The reasonably, probable and legal use of vacant land or an improved property, which is physically possible, appropriately supported, financially feasible and that results in the highest value. The four criteria the highest and best use must meet are legal permissibility, physical possibility, financial feasibility and maximum profitability.

     When considering the highest and best use concept it is important to realize several essential factors. Typically, the purpose of an appraisal is to estimate market value. The highest and best use analysis identifies the most profitable, competitive use to which the property can be put. Therefore, the highest and best use concept is a market driven concept and as such is not dependent on subjective analysis by the owner, a developer, or the appraiser.

     Highest and best use may change with time and conditions. For example, a particular site might be zoned for single family dwelling; however, because of shifting economic and social patterns, the highest present utilization of this site might be achieved by conversion to commercial uses; or it may be possible to anticipate developments which will bring about a change in highest and best permitted use, and endow a site with future value even though there is no current demand for such use.

     Uses permitted by zoning regulations may be less valuable than the potential use to which the land is adapted. Purchasers of land will sometimes pay more for a parcel for its potential use than could be supported by its legally permitted use. Such purchasers buy in anticipation of a reasonable expected change in the permitted use. Accordingly, a market value estimate takes into account not only current zoning, but the market's estimate of the added value with the probability of a zoning change permitting the highest and best use.

     The highest and best use of land, if vacant and available for use, may be different from the highest and best use of property, if improved. To render a sound estimate of highest and best use, the appraiser, in all cases, must consider the location and physical characteristics of the subject site, condition, and probable economic life of any existing improvements, character of the neighborhood, and zoning, in light of the basic economic principles of real property valuation.

     In estimating highest and best use, there are four criteria for analysis and they must be analyzed sequentially. They are:

     1. PHYSICALLY POSSIBLE USE - What uses of the site are physically possible?

     2. LEGALLY PERMISSIBLE USE - What uses are permitted by zoning and deed restrictions on the site in question?

     3. FINANCIALLY FEASIBLE USE - Which possible and permissible uses will produce a net return to the owner of the site?

     4. MAXIMALLY PROFITABLE USE - Among the feasible uses, which will produce the highest net return or the highest present worth or which use will maximally productive?

     Following are the tests for aforementioned criteria as applied to the subject property.

AS VACANT

PHYSICALLY POSSIBLE USE

     The subject property in its entirety is a tract of land containing approximately 1,288.85 acres of land, more or less. The subject site has a level to moderately rolling topography. All utilities are available to the site, and with the site's location within the St. Charles Community, the subject site would be suitable for a broad range of development activities, as allowable under the Planned Unit Development Overlay of the St. Charles Subdivision, and in particular the Fairway Village Neighborhood, which allows for both business, commercial, as well as residential activity.

LEGALLY PERMISSIBLE USE

     The zoning for the subject property is currently for either commercial or residential development under the Planned Unit Development zone of St. Charles. The overlay zoning of Planned Unit Development allows for a combination of residential, multi-tenant, industrial, commercial and office type usages. However, the area of the subject property has predominantly been designated for either residential or community commercial or office type development. Therefore, were the property vacant, the development of the subject property along the lines of a residential subdivision with appropriate commercial support would be deemed most appropriate. For further details on the Planned Unit Development zoning and appropriate usages, as well as land size, allocation, lot size and development densities. Please refer to the Zoning section of this report for further details.

     Furthermore, it should be noted that this appraiser is not aware of any private deed restrictions, which would limit the use of the subject property as proposed. Also, there are no anticipated changes in zoning or utility availability that would effect the overall valuation of the property at this time.

FINANCIALLY FEASIBLE USE

     This section of highest and best use analysis pertains to development costs at the subject property, as well as demand for uses physically and legally possible. The entire subject site, which has a level to slightly rolling topography and which should in terms of residential and commercial development, as well as road development, allow for the installation of proposed road amenities, water and sewer lines, and other physical features at relatively reasonable development levels.

     As proposed, approximately $90,122,000.00 is projected for community-wide development. Of this $90,122,000.00, approximately $41,962,000.00 is allocated to residential neighborhood development, while $48,160,000.00 is allocated for community-wide development, which includes allocations to the business parks, the commercial parks, infrastructure leading to additional future communities to be developed, as well as the extension of Billingsley Road through the neighborhood.

     For the most part, development costs have been allocated, to a large extent, to the residential portions of the neighborhood and to adjoining business parks, industrial neighborhoods and future communities. However, it appears that in speaking with representative of Interstate General Company, it appears that approximately $1.00 per square foot should be a reasonable allocation for site development and sewer extension to the commercial/office/service parcels located within the Fairway Village.

     This places development costs for the subject property within development ranges as indicated by other comparable commercial properties throughout the area. However, the inclusion of neighborhood centers, associated pool and recreational facilities, as well as the extensive road systems, trails, paths, park areas, and inherent residential basis development in and around the commercial properties further enhance the overall marketability of the commercial office properties within the subject neighborhood.

MAXIMALLY PROFITABLE USE

     The maximally profitable use conclusion for the subject property, namely, the commercial portions, as vacant is equivalent to the highest and best use of the subject site. All of the foregoing factors are distilled into a conclusion of use which would generate the highest net income for the site.

     The subject site indicates sufficient development potential on a retail or finished level for both a small, single user or a multi-tenant facility such as a neighborhood retail center.

     The potential of well over 3,300 additional residential units in the immediate area of the commercial portions of the property will further offer the residential support needed for the expansion of commercial, office and related facilities in the neighborhood. Obviously, as the residential units are developed, needs will be strengthened for retail uses such as a neighborhood center featuring a drug store and probably a grocery store, as well as movie theaters, convenience store, office facilities for dentists, doctors, accountants, etc. The overall neighborhood itself is not only convenient to the proposed Fairway Village Section, but also to existing neighborhoods already found in the St. Charles Subdivision. Additionally, the location in the northern portion of Charles County is relatively convenient to additional residential areas just outside of the neighborhood and additional residential development in the northern development district of Charles County.

     The overall sizes of the parcels available allows for a flexible development plan, which would allow for, in most instances, the sale of property in sizes or locations as needed by specific clients. Because of this flexibility, it appears that the subject property should be considered a well planned and well thought out multi-faceted commercial development, which should be in position to maximize profits and yields to the developer.

     For the most part, the commercial and village centers associated with the neighborhood will be aligned near the Billingsley Road corridor, which will be one of the major east/west bisectors of this portion of the County and should allow for good visibility for potential commercial, office or retail uses within the neighborhood. This will also add visibility of these uses for residents located outside of the neighborhood and easy accessibility by these potential customers as well.

AS IMPROVED

     The subject property, which is within the Fairway Village Section, will be developed along traditional lines of the St. Charles Planned Unit Development, as well as other communities found in Southern Maryland. For the most part, the residential structures will feature a multi-faceted residential development, with the commercial, office and residentially zoned properties, which are designated as the subject property within this report, situated to service the needs of this proposed community, as well as existing communities in the Waldorf and St. Charles area.

     The ultimate development of the site takes into consideration the enhanced traffic patterns along the Billingsley Road corridor and the development as such allows for the sale of lot sizes to meet most customer needs.

     Therefore, it is this appraiser's conclusion that the "as is" highest and best use of the site is its continuing development for commercial, retail and office uses, as projected for the Fairway Village Community.

PHYSICALLY POSSIBLE

     The subject neighborhood in its entirety will be completed as a multi-stage residential and commercial neighborhood within the Planned Unit Development of St. Charles. As currently proposed, the subject site is well suited for the combined usage. The commercial portion of the property can be developed for a number of alternative residential, office and retail designs, all of which should be considered alternative highest and best uses for the site. Because of the development flexibility offered the developer, final lot sizes or parcel sizes can be sized to fit appropriate customer needs, and it appears that the product mix associated with the Fairway Village Community, not only in terms of commercial, but also in terms of residential attached and detached units should generate sufficient profit and return to the developer such tat the continuing development of the Fairway Village Community as a whole, and additionally the commercial portion of the property should be considered the highest and best use of the site.

LEGALLY PERMISSIBLE USE

     Those uses noted in the "as vacant" legally permissible section of the Highest and Best Use analysis remain pertinent. The subject zoning is somewhat restricted under the PUD of St. Charles, though the residential development units, both attached and detached as projected, as well as commercial usages are ail allowed within the neighborhood. For the most part, however, the development of the Fairway Village will be predominantly residential in nature.

FINANCIALLY FEASIBLE USE

     The financial factors affecting the subject property are quite straight forward since there is a long term marketing plan associated with the uses of the property. The project itself will be developed as predominantly residential lots or units, which will be, for the most part, sold to individual builders or development companies and then ultimately developed as single-family improved units and sold to the retail clientele. Based on current market conditions, it appears that an absorption of lots within the neighborhood should achieve reasonable returns or profit levels to the developer. As these units are developed and built, demand levels for the commercial, retail and office portions of the neighborhood will be enhanced and thus any financial commitments for the development of this portion of the property should be further strengthened and added profit levels will be achieved from the sale of these commercial units.

     Therefore, based on absorption levels and profitability levels, as noted in the original appraisal of the residential portions of the property, the subject property should be considered both a financially feasible, as well as economically viable undertaking in this appraiser's opinion. The commercial portions of the property are basically ancillary usages in conjunction with residential development. It does not appears that extremely high development costs will be incurred in the development of the commercial portions of the property and thus this will further enhance the feasible use of this portion of the subject neighborhood.

MAXIMALLY PROFITABLE USE

     The maximally profitable use conclusion for the subject, as improved, is equivalent to the Highest and Best Use conclusion for the subject, as improved. The foregoing considerations indicate that: the subject property is designed and intended for a multi phase development, residential and commercial plan that is considered the highest and best use of the property. Should market conditions change, there is sufficient flexibility in the plan to allow for development of those phases or types of product that are in most demand at any given time.

     In light of these conditions, it is this appraiser's opinion that the maximally profitable use of the property and hence the highest and best use of the subject property is the continuing use of the commercial portions of the property in conjunction with the expansion of the Fairway Village residential neighborhood of the planned unit development of St. Charles.

                             THE APPRAISAL PROCESS
                             ---------------------

     The appraisal process is a systematic method of gathering data regarding sociological, physical, economic and governmental forces for the purpose of analyzing and interpreting their influence, in terms of value, on a specific real property. In this process, three basic valuation techniques are used: the Cost, Income Capitalization and Sales Comparison Approaches. A brief description of each approach and its relevance to the appraisal of the subject property is listed below.

     In the Cost Approach, the site is valued as if vacant and available to be put to its highest and best use. The reproduction costs new of the improvements is estimated less accrued depreciation from all causes, physical, functional and economic. The land value is estimated by the Market Approach which involves comparing the subject site with similar parcels which have recently sold. The depreciated value of the improvements is then added to the site value for an indication of value by the Cost Approach.

     In developing the Income Capitalization approach, the appraisers are concerned with the present worth of the future potential financial benefits anticipated through the ownership of real property. In this process, the potential gross income is estimated from market rentals less an allowance for vacancy and collection loss. The result is an effective gross income from which the operation expenses are deducted to arrive at a net operating income. By using the appropriate method and rate, this net operating income is capitalized into an indication of value.

     The Sales Comparison Approach is essential in almost every appraisal of real property. This approach involves the collection and analysis of recent sales of similarly improved properties. These sale are then compared directly to the subject and are adjusted to value influencing elements of comparison, such as time, location, physical characteristics and other factors affecting value. The resulting adjusted sales indicate a range of value for the subject property. The reliability of this approach is predicated upon the acquisition of sufficient and relevant comparable sales data.

     All the possible approaches to value are essentially based on the "principle of substitution". This principle is predicated on the assumption tat an informed prudent purchaser would pay no more for a property than the cost to him of acquiring an equally desirable substitute property with comparable utility. Substitution may assume the form of the purchase of an existing property with the same utility or of acquiring a substitute investment which will produce an equivalent income stream.

     The last step in the appraisal process is the reconciliation of value estimates derived by each approach into a final estimate of value for the subject property. Each approach will be discussed with respect to its relevancy to the appraisal problem at hand and developed where appropriate.

                                   VALUATION
                                   ---------

     The three traditional approaches to value have been considered in the final valuation of the subject property. These approaches are as follows:

          (1) the Cost Approach, where the land is considered as if vacant, plus the cost of improvements, less depreciation;

          (2) the Market Data Approach, which is otherwise known as the direct sales approach, where the appraiser compares the subject property to that of comparable sales; and

          (3) the Income Approach, where the appraiser capitalizes the potential income stream of the subject property.

     Because there is currently no income stream, nor improvements located on the subject property that would offer any appreciable insight as to the value of the property, the Cost Approach and Income Approach have been disregarded. The Cost Approach, however, will be used in the evaluation of the development costs in this report where appropriate.

                                   VALUATION

                                    OF THE

                           COMMERCIAL PORTION OF THE

                           FAIRWAY VILLAGE COMMUNITY




     The Market Data Approach is an approach to value wherein the appraiser seeks out sales of similar properties that have occurred recently. These sales are then adjusted for dissimilarities between sale properties and the subject property to arrive at an indication of value. Theoretically, the Market Data Approach reflects the actions of buyers and sellers in the marketplace.

                              COMPARABLE SALE #1


Grantor:                           Acton Lane LP

Grantee:                           Wal-Mart Stores, Inc.

Date of Sale:                      April 5, 1991

Location:                          Corner of the northeast quadrant of the
                                   intersection of Acton Lane with U.S.
                                   301, Tax Map 8, Grid 16, Parcel 102

Legal:                             Liber 1540, Folio 346

Acreage:                           15.925 acres or 693,693 sq. ft.

Financing:                         Cash transaction

Price:                             $3,308,382.00

Price per sq. ft.:                 $4.77

Comments: This sale pertains to a tract of land at the corner of U.S. Route 301 and Acton Lane in central Waldorf. This property was purchased and ultimately developed as a Walmart Retail Store location. An upward adjustment is warranted for topography because 2.5 to 3.0 acres of this property was in what was considered as wetlands and could not be developed. Overall land loss due to wetlands is approximately 15 percent of the total acreage. Additionally, added development costs in the form of either sediment control or bulkheading in and around these wetlands was required, which added additional costs to the overall development of the property. This is a major corner intersection, however, with good exposure to the U.S. Route 301 corridor, which is rated superior to that of the commercial property associated with the subject property.

Adjustments for comparison:
--------------------------
Corner Location      - 10%
U.S. Route 301
 Corridor            - 10%
Topography           + 15%
                      ----
Total adjustment     - 5%
$4.77 x .95 =                      $4.53 per sq. ft.

                              [MAP APPEARS HERE]

                              COMPARABLE SALE #2


Grantor:                                St. Charles Associates LP

Grantee:                                Nautick Fifth Realty Corp.

Date of Sale:                           June 25,1993

Location:                               St. Nicholas Drive
                                        Tax Map 15, Grid 2, Parcel 742

Legal:                                  Liber 1806, Folio 197

Acreage:                                10.7896 acres or 469,995 sq. ft.

Price:                                  $2,350,000.00

Price per sq. ft.:                      $5.00

Comments: This is the sale of a tract of land near the Hampshire Neighborhood of St. Charles and also in similar close proximity to the Regional Mall. This particular sale was purchased for the location of the BJ's Membership Warehouse. Overall vicinity in proximity to the Regional Mall is rated slightly superior to the subject. This particular sale, however, had some wetlands that required some higher development costs.

Adjustments for comparison:
--------------------------
Mail Influence       - 10%
Wetlands/Topo        + 10%
                      ----
Total adjustment    - 0 -
$5.00 x 1.00 =                          $5.00 per sq. ft.

                              [MAP APPEARS HERE]

                              COMPARABLE SALE #3


Grantor:                                Xolar Corporation

Grantee:                                Lowes Home Center

Date of Sale:                           May 1992

Location:                               Tax Map 8, Parcel 684
                                        Lots 1 through 7
                                        Holly Tree Commercial Park
                                        Route 301, Waldorf, Maryland
Legal:                                  Liber 1653, Folio 11

Acreage:                                12.8210 acres or 558,483 sq. ft.

Zoning:                                 CC - Community Commercial

Financing:                              Cash

Price:                                  $4,000,000.00

Price per sq. ft.:                      $7.16

Comments: This is the sale of a large tract of retail land located off of U.S. Route 301 near Comparable Sale #1. Overall location on the U.S. Route 301 corridor is rated superior to that of the subject property. Additionally, this was a corner location, which is also rated, for the most part, superior to that of the subject property as well.

Adjustments foR comparison:
--------------------------
Corner Influence     - 10%
U.S. Route 301
 Corridor            - 10%
Total adjustment     - 20%
                      ----
$7.16 x .80 =                           $5.73 per sq. ft.

                              [MAP APPEARS HERE]

                              COMPARABLE SALE #4


Grantor:                           St. Charles Associates L.P.

Grantee:                           Dayton Hudson Corp.

Date of Sale:                      July 12,1995

Location:                          Western Parkway and St. Patrick's
                                   Drive Tax Map 15, Grid I, Parcel 748

Legal:                             Liber 2108, Folio 245

Acreage:                           9.707 acres or 422,837 sq. ft.

Utilities:                         all public utilities are available

Zoning:                            PUD

Price:                             $3,380,250.00

Price per sq. ft.:                 $7.99

Comments: This is the sale of a parcel of land that was developed into a 120,000 square fool Target Department Store. This particular sale is located across the street from the Regional Mall, which is rated superior to that of the subject property. This is also is a mail influenced sale within St. Charles, but in a location that would be rated very similar to the subject, with the exception of the proximity of the Regional Mall.

Adjustments for comparison:
--------------------------
Mall Influence       - 10%
                      ----
Total adjustment     - 10%
$7.99 x .90 =                       $7.19 per sq. ft.

                              [MAP APPEARS HERE]

                              COMPARABLE SALE #5


Grantor:                           Maryland Bank and Trust

Grantee:                           Food Lion, Inc.

Date of Sale:                      March 11, 1993

Location:                          E/S Old Washington Road (MD Route 925)
                                   Tax Map 15, Grid 3, Parcel 250

Legal:                             Liber 1759, Folio 557

Acreage:                           3.64 acres or 158,588 sq. ft.

Price:                             $800,000.00

Utilities:                         all public utilities are available

Zoning:                            CB - Central Business

Price per sq. ft.:                 $5.05

Comments: This is the sale of a tract of land located off of Maryland Route 925, which was developed into a 32,000 square foot Food Lion grocery store. The comparable is located near the intersection of Maryland Route 925 and Maryland Route 5, in one of the secondary commercial corridors of Waldorf. Overall location of a majority of the subject property on Billingsley Road, which will be a major east/west bisector, is rated similar to this location. Overall topography and zoning are rated similar to the subject.

Adjustments for comparison:
--------------------------
                     - 0 -
                     -----
Total adjustment     - 0 -
$5.05 x 1.00 =                     $5.05 per sq. ft.

                              [MAP APPEARS HERE]

                              COMPARABLE SALE #6

Grantor:                                George R. & Susan C. Morris

Grantee:                                Food Lion, Inc.

Date of Sale:                           July 28, 1992

Location:                               S/S Heritage Green Parkway
                                        Tax Map 33, Grid 81, Parcel 508

Legal:                                  Liber 1679, Folio 96

Acreage:                                3.675 acres or 160,083 sq. ft.

Utilities:                              all public utilities are available

Zoning:                                 CC - Community Commercial

Price:                                  $850,000.00

Price per sq. ft.:                      $5.31

Comments: This is the sale of a parcel of land developed into a 32,000 square foot Food Lion grocery store near La Plata. This parcel is located off of the east side of U.S. Route 301, just north of the incorporated Township of La Plata. Overall location and the lower market rents associated with this area is rated inferior to the Waldorf market area, particular in terms of investment type properties. However, the visibility and access from U.S. Route 301 is rated superior to that of the subject property's location.

Adjustments for comparison:
--------------------------
Location             + 10%
U.S. Route 301
 Corridor            - 10%
                      ----
Total adjustment     - 0 -
$5.31 x 1.00 =                          $5.31 per sq. ft.

                              [MAP APPEARS HERE]

                              COMPARABLE SALE #7


Grantor:                                Peed

Grantee:                                M.D.P.A. Partnership

Date of Contract:                       May 1997

Location:                               off Maryland Route 925
                                        Tax Map 15, Parcel 479

Legal:                                  contract pending

Acreage:                                3.5 acres or 152,460 sq. ft.

Zoning:                                 RO - Residential Office

Price:                                  $686,000.00 (+/-)

Price per sq. ft.:                      $4.50

Comments: This is the pending purchase due to settle in November 1997 of a tract of land purchased for office development on the Maryland Route 925 corridor in Waldorf. Overall location is rated somewhat similar to that of the proximity of the subject property. This particular sale is offered as a comparable for a multi-tenant office facility, which would be one of the concurrent highest and best uses of the subject property. Overall topography is rated somewhat similar to that of the subject property. Overall zoning is rated inferior to the PUD zoning, but no adjustments are warranted due to the potential highest and best use of the property. The developers will be responsible for the upgrading of the Maryland Route 5 intersection at a maximum estimated cost of approximately $75,000.00 or an additional $.50 per square foot.

Adjustments for comparison:
--------------------------
Added Development
 Costs               + 10%
                       ---
Total adjustment     + 10%
$4.50x 1.10 =                           $4.95 per sq. ft.

                              [MAP APPEARS HERE]

                            COMPARABLE SUMMARY GRID
                            -----------------------

=================================================================================
 COMP    CNR     RT 301   DEV    TOPO/    MALL    GEN     TOTAL    PRICE   ADJ.
         LOC     CORR.    CSTS   WTLMDS   INFL.   LOC     ADJ.             PRICE
=================================================================================
 #1      - 10%   - 10%           + 15%                    - 5%     $4.77   $4.53
---------------------------------------------------------------------------------
 #2                              + 10%    - 10%           - 0 -    $5.00   $5.00
---------------------------------------------------------------------------------
 #3      - 10%   - 10%                                    - 20%    $7.16   $5.73
---------------------------------------------------------------------------------
 #4                                       - 10%           - 10%    $7.99   $7.19
---------------------------------------------------------------------------------
 #5                                                       - 0 -    $5.05   $5.05
---------------------------------------------------------------------------------
 #6              - 10%                            + 10%   - 0 -    $5.31   $5.31
---------------------------------------------------------------------------------
 #7                       + 10%                           + 10%    $4.50   $4.95
=================================================================================

     Based on the aforesaid comparable sales, it is this appraiser's opinion that the Fair Market Value of the subject property on a gross retail basis of the 38.0 acres in its entirety is best estimated to be approximately $5.00 per square foot. This places the subject property in the mid to lower range of values as indicated by the comparable sales used in this report.

     It appears as the residential basis of Southern Maryland continues to expand, more and more large "box" type retailers are looking for prime space in the area. The commercial, retail and office land available is very similar to that purchased by Target Markets, BJ's Wholesalers, and the Food Lion sale on Maryland Route 925, as well as the M.D.P.A. Purchase on Maryland Route 925, which are secondary commercial locations.

     Because of the extensive road frontage associated with the subject property on the Billingsley Road corridor and with relatively flexible access points, it is this appraiser's opinion that the subdivision of the parcel into desired sizes, particularly in terms of larger, multi-tenant facilities such as shopping centers, large retailers or office centers could be accomplished relatively easily. Therefore, although the subject property encompasses 38.0 acres in three parcels, this appraiser has made no size adjustments.

     As previously mentioned in this report, this appraiser has estimated a $1.00 per square foot for site development costs in the overall final finished commercial sites. For the most part, this is allocated for ingress and egress sites, engineering work, street systems, etc. For the most part, however, with the completion of the Billingsley Road corridor and the extension of St. Charles Parkway and utility lines within the Fairway Village to service the residential portions to a large extent, the access, ingress, egress and utility availability to the commercial portions will be completed. Therefore, for the most part, only access street systems, in the case of smaller subdivided parcels, and the extension of utilities to building sites is required to complete the subject sites or subdivide the subject sites.

     Given these facts, it is this appraiser's opinion that the fair market value of the subject commercial parcels or the 38.0 acres in its entirety is best estimated to have a gross retail value of approximately $5.00 per square foot. Therefore, 38.0 acres or 1,655,280 square feet at $5.00 per square foot equals $8,276,400.00, rounded to $8,276,000.00.

     This should be construed as a gross retail value as of the date of this appraisal report since the major thoroughfares, namely, St. Charles Parkway and Billingsley Road have not been completed. In fact, the developer, according to their schedule, does not contemplate these parcels as being on-line for sale or usage until 3-years into a development plan. Therefore, the gross retail value of the subject parcels must be discounted for the 3-year holding period prior to any development of the property. Thereafter, it is not expected by this appraiser that all of the property will be purchased in a lump sum by a single entity and therefore the property must be further discounted to the anticipated absorption periods to arrive at a final "as is" market value of the property.

     In order to estimate the discounted "present" value for this component for this time period, this appraiser has reviewed the Southern Maryland marketplace for retail absorptions. The first step of the analysis sales are summarized as follows:

     Property            Sale Date           Building Size
     --------            ---------           -------------
     Wal-Mart            April 1991          114,324 sq. ft.
     Lowes               May 1992            110,000 sq. ft.
     Food Lion           July 1992            32,000 sq. ft.
     BJ's                June 1993           113,000 sq. ft.
     Target              July 1995           120,000 sq. ft.

     Elapsed Time - 5-1/2 years +/- Total Building Area 489,324 sq. ft.

     Average annual absorption of this study period is approximately 88,968 square feet per year. However, this does not take into consideration the number of smaller commercial properties, such as restaurants, gas stations and office space developed during this period of time. Nevertheless, it appears that demand for commercial development may have been partially met by all this development. These two factors are generally offset and it is also known by this appraiser that at least three additional major national chains are looking in the area for space. Whether or not these companies find space before the subject property is available, it further supports the levels of demand for properties of this nature.

     Based on an average floor area ratio to land ratio of approximately 20 percent in most commercial development properties, 38.0 acres of the subject property would yield space availability of approximately 331,000 square feet of office, retail or commercial type space. This, when taking into consideration absorption of approximately 89,000 square feet per year, will warrant an absorption once sales commence of approximately 3.72 years, rounded to 4- years. Therefore, once the gross retail value has been discounted for the initial 3-year carrying time, the subject property must be further discounted for an anticipated 4-year absorption period once sales commence.

     Given an absorption of the space equally over a 4-year period for valuation purposes, the expected return will be approximately $2,069,100.00 per year.

     In reviewing the Appraisal Institute's Valuation Insight, Third Quarter 1997, Volume 2, No. 3, commercial, retail and office properties command an internal rate of return from 10.5 to 14 percent for retail and 10.5 to 15 percent for office, with average internal rates of return approximating 11.75 percent. Additionally, in reviewing the Nations Bank, Washington, D.C. MSA, Valuation Criteria for year ending 1996 (last available figures), internal rates of return for retail investment grade properties range from 12 to 12.25 percent. For the most part, these services reflect internal rates of return for both improved and unimproved properties. Given the raw land nature of the subject property, it is felt by this appraiser that an added upward adjustment is warranted due to the more speculative nature of the raw land.

     Discount rates for land vary considerably depending on the stage of development. However, for the most part, commercial land does not require the more heavy discounts associated with residential properties. Based on these rates, it is this appraiser's conclusion that an appropriate discount rate, taking into consideration an added factor for the risk factor associated with the undeveloped nature of the subject property, the discount rate appropriate is estimated at 14 percent per annum. The computations taking the gross retail value of the subject property to discounted present value is presented as follows:

     The Gross Retail Value of $8,276,000.00 multiplied by the discount factor for the 3-year holding period of 14 percent or .657047* equals $5,437,721.00, rounded to $5,438,000.00.

     Assuming 4-years of equal absorption once initial sales have commenced, this reflects to an annual income of $1,359,500, rounded to $1,360,000.00, discounted for 4-years of absorption. The computations are as follows:
$1,360,000.00 x 2.913712* equals $3,962,648.00, rounded to $3,960,000.00.


* Present Value of $1.00 received, 3-years in the future, discounted at 14 percent.
**  Present value of $1.00 received per period, discounted at 14 percent.

                          CORRELATION AND CONCLUSION
                          --------------------------

     It appears that the Southern Maryland area will remain one of the fastest developing areas on the East Coast of the United States. With relatively easy access to both employment and recreational activities, Charles County development and demand for additional units should continue to remain strong.

     The subject property is within commuting distance of both metropolitan Washington, D.C. and Annapolis areas, as well as to many large military and governmental installations. Because of the country setting of the neighborhood of the subject property, as well as its relatively near proximity to employment, the location should remain popular to the buying public into the foreseeable future.

     With market interest rates projected to stabilize or to drop slightly, demand should remain constant and may improve in the very near future for added single-family dwellings.

     The proposed residential units of the subject community, as well as other projects currently under construction in the northern Waldorf area, as well as existing homes should supply an ever-expanding residential basis from which demand for commercial, office or retail space is derived. With approximately 3,300+ units available immediately in the vicinity of the subject property and with most of the commercial land of Fairway Village aligning itself with the Billingsley Road corridor, which is one of the major east/west bisectors of Charles County, the subject offers not only competitively priced property, assuming the land is marketed at rates indicated to be the estimated market values within this report, but also offers convenience of access, flexibility and development.

     All utilities are available to the subject property and appropriate zoning is in place. It is expected that Fairway Village follow in the tradition established by the Smallwood, Carrington, Bannister, Wakefield, Huntington, Dorchester, Lancaster and Hampshire Neighborhoods on a commercial basis, as well as a residential basis, all of which have been successful undertakings in the past.

     Therefore, as of October 31, 1997, the Fair Market Value of the subject property is as follows:

                38.0 ACRES OF COMMERCIAL INTENDED USE PROPERTY
                      WITHIN THE PLANNED UNIT DEVELOPMENT
                        OF THE FAIRWAY VILLAGE SECTION

                              GROSS RETAIL VALUE

            EIGHT MILLION TWO HUNDRED SEVENTY-SIX ThOUSAND DOLLARS
                                ($8,276,000.00)

                      DISCOUNTED OR "AS IS" PRESENT VALUE

               THREE MILLION NINE HUNDRED SIXTY ThOUSAND DOLLARS
                                ($3,960,000.00)

                                 CERTIFICATION
                                 -------------

     I, James B. Hooper, certify that to the best of my knowledge and belief:

          the statements of fact contained in this report are true and correct;

          the reported analysis, opinions, and conclusions are limited only by the reported Assumptions and Limiting Conditions and are my personal, unbiased professional analysis, opinions, and conclusions;

          I have no present nor prospective interest in the property tat is the subject of this report and no personal interest or bias with respect to the parties involved;

          my compensation is not contingent on an action or event resulting from the analysis, opinions, or conclusions in, or the use of, this report;

          I have made a personal inspection of the property that is the subject of this report;

          no one provided significant professional assistance to the person signing this report, unless otherwise stated in this report.

          this appraisal assignment was not based upon a requested minimum valuation, a specific valuation, or the approval of a loan;

          my analysis, opinions and conclusions were developed, and this appraisal report has been prepared in conformity with the Code of Professional Appraisal Practice of the Appraisal Institute;

          I certify that the use of this report is subject to the requirements of the Appraisal Institute relating to review by its duly authorized representatives.

     In view of the foregoing, I estimate the Market Value of the subject property to be, as of October 31, 1997:

              38.0 ACRES OF COMMERCIAL INTENDED USE PROPERTY
                    WITHIN THE PLANNED UNIT DEVELOPMENT
                      OF THE FAIRWAY VILLAGE SECTION

                            GROSS RETAIL VALUE

          EIGHT MILLION TWO HUNDRED SEVENTY-SIX THOUSAND DOLLARS
                              ($8,276,000.00)
                    discounted or "as is" present value

             THREE MILLION NINE HUNDRED SIXTY THOUSAND DOLLARS
                              ($3,960,000.00)


                                             /s/ James B. Hooper
                                             ---------------------
                                             James B. Hooper

                                 ADDENDUM

                              HOOPER & ASSOCIATES

                     PHOTOGRAPHS OF THE SUBJECT PROPERTY

                            [PICTURE APPEARS HERE]


                            [PICTURE APPEARS HERE]

                             HOOPER & ASSOCIATES

                      PHOTOGRAPH OF THE SUBJECT PROPERTY

                            [PICTURE APPEARS HERE]

                            [PICTURE APPEARS HERE]

                      INTERSTATE GENERAL COMPANY L.P.
                              FAIRWAY VILLAGE
                             ST. CHARLES, MD.
                            PROJECT ASSUMPTIONS

GENERAL

      Community Development(Off-site) and In-Tract Cost estimates provided by the professional engineering firm Whitman, Requart and Associates of Baltimore, Maryland.

      Phase cost and sales unit pace provided by the professional engineering firm Whitman, Requart and Associates of Baltimore, Maryland.

      Each phase is for approximately 36 months.

      All development cost is incurred in first 24 months of each phase.

      Annual 4% cost escalator begins in the second month of the project.

      Closing cost are $200 per unit

      Soft Cost include:    Engineering, Legal, Review & Permit fees, Bonding,
                            Land Planning, Architecture, Inspections, Lot corners and as builts

      Operating Cost include: Property taxes, HOA subsidy, maintenance, PDRB

      Marketing Cost are      3.00% of sales.

SALES

      Initial pricing for fully developed parcels
             Townhouse                 $32,000
             Single Family - 70 ft.    $49,000
             Single Family - 60 ft.    $42,000
             Single Family - 52 ft.    $36,400
             Apartment                  $7,000
             Commercial Acre Sq. ft.        $5

Unit Pace by Phase    Phase 1  Phase 2  Phase 3  Phase4  Phase 5  Total
                      -------  -------  -------  ------  -------  -----
Townhouse               154      149      372      0       162      837
Single Family - 70 ft.  247      170      0        505     0        922
Single Family - 60 ft.  149      41       215      0       94       499
Single Family - 52 ft.   73      179      0        0       0        252
Apartment                 0      359      0        0       477      836
                      -------------------------------------------------
                        623      898      587      505     733    3,346

                      Year 3    Year 4  Year 5   Year 6           Total
                      ------    ------  ------   ------           -----
Commercial Acres        9.5       9.5     9.5     9.5               38

Unit sales begin in month seven of each phase

Annual 4% sales escalator begins in the second month of the project.

FINANCING

      Prime plus 1% (Currently 10%)

      Community Development loan continues over project development and is released at approximately 110% of draw.

      In-Tract Development loans are paid off in each phase at approximately 110% of draw.


                                              --------------------------------------------------------------------------------------
FAIRWAY VILLAGE PROFORMA
SUMMARY OF ALL PHASES                  % of         TOTAL
                                       Revenue     PROJECT      Year 1     Year 2      Year 3       Year 4     Year 5      Year 6
                                              --------------------------------------------------------------------------------------
Units
  Townhouse Unit Sales                                 837          60         54          50           74         105         201
  Single Family - 60 Unit Sales                        499          15         75          79           21          30         122
  Single Family - 70 Unit Sales                        922          59        112         126           80          40           0
  Single Family - 52 Unit Sales                        252           0         60          43           75          74           0
  Apartments Unit Sales                                836           0          0          40          159         160           0
                                              --------------------------------------------------------------------------------------
    Total Units                                      3,346         124        301         338          409         409         323
Revenue   (includes 4% escalator annually)
-------
  Townhouse Sale Proceeds                       33,114,545   1,646,480  1,832,080   1,763,987    2,720,094   4,024,766   7,995,273
  Single-Family 60's Sale Proceeds              25,547,483     648,732  3,339,026   3,669,516    1,014,845   1,520,665   6,370,470
  Single-Family 70's Sale Proceeds              56,049,176   2,974,409  5,821,261   6,840,067    4,497,065   2,338,988           0
  Single-Family 52's Sale Proceeds              10,395,890           0  2,315,117   1,732,450    3,132,359   3,215,964           0
  Apartments Proceeds                            7,602,643           0          0     312,501    1,268,251   1,325,551           0
  Commercial Sale Proceeds                       8,276,400           0          0   2,069,100    2,069,100   2,069,100   2,069,100
                                              --------------------------------------------------------------------------------------

  Total Gross Sales                            140,986,137   5,269,621 13,307,484  16,387,620   14,701,714  14,495,034  16,434,843
  Less: Closing Cost                              (653,200)    (24,800)   (60,200)    (67,600)     (81,800)    (81,800)    (64,600)
                                              --------------------------------------------------------------------------------------
  Net Sales Proceeds                   100%    140,332,937   5,244,821 13,247,284  16,320,020   14,619,914  14,413,234  16,370,243

Construction Cost
-----------------
Community Wide Development Cost
  Drive A ($260/LF)                                361,000     270,000     91,000           0            0           0           0
  Sheffield Circle ($225/LF)                     1,892,000           0    869,000     767,000      256,000           0           0
  PS 2A Improvements                               300,000     300,000          0           0            0           0           0
  PS 5 Improvements                                245,000           0    245,000           0            0           0           0
  Miscellaneous Sewer                              154,000      50,000     20,000      64,000            0           0      20,000
  SCP Sewer for future PS 2A Deletion              275,000     275,000          0           0            0           0           0
  St. Pauls Lake Improvements                      149,000     149,000          0           0            0           0           0
  SWM Ponds                                      3,339,000     353,000    620,000     766,000            0     352,000     194,000
  Wetland Pretreatments                            221,000     100,000    121,000           0            0           0           0
  Billingsley Rd.                                4,894,000   1,700,000    891,000     570,000      553,000     590,000     590,000
  Piney Church Rd.                                 152,000           0    152,000           0            0           0           0
  Drive D                                          237,000           0    237,000           0            0           0           0
  Drive F                                          334,000           0          0     334,000            0           0           0
  P.O. Road FM                                     525,000     525,000          0           0            0           0           0
  PS 3a Temp                                       350,000           0          0     350,000            0           0           0
  PS 3b                                          2,500,000           0          0           0            0   1,250,000   1,250,000
  Lagoon G                                         350,000           0          0     350,000            0           0           0
  Lagoon Mit                                       550,000           0          0      550,00            0           0           0
  SD Convey                                        150,000           0          0      150,00            0           0           0
  12" SCP water                                    186,000           0          0           0            0     186,000           0
  16" SCP sewer                                    460,000           0          0           0            0     230,000     230,000
  20" SCP sewer                                    225,000           0          0           0            0           0     225,000
  St. Charles Pky Inter s.                         959,000           0          0           0            0           0           0
  St. Charles Pkwy                               4,300,000           0          0           0            0     775,000   2,000,000
  Demarr Rd.                                       188,000           0          0           0            0           0           0
  Gleneagles Dr.                                   784,000           0          0           0            0           0           0
                                              --------------------------------------------------------------------------------------
   Total Comm Wide Infrastruture        17%     24,080,000   3,722,000  3,246,000   3,901,000      809,000   3,383,000   4,509,000

In-Tract Cost
Single Family
  Minor and Local roads                         12,144,000   1,468,000  2,050,000    1,100,000   1,542,000  1,613,000            0
  Lot Cleaning and Grading                         599,000      77,000    164,000      169,000     189,000          0            0
  Single Family Contingency                      1,020,000           0    223,000      160,000     230,000    107,000            0
  Minor Collect                                    698,000           0          0            0           0    135,000      225,000
                                              --------------------------------------------------------------------------------------
   Total Single Family                          14,461,000   1,545,000  2,437,000    1,429,000   1,961,000  1,855,000      225,000
Townhouse
  Lot Development                                6,520,000     550,000    351,000      645,000     481,000    713,000    1,500,000

FAIRWAY VILLAGE PROFORMA
                                                 -------------------------------------------------
SUMMARY OF ALL PHASES                  % of
                                       Revenue       Year 7       Year 8     Year 9      Year 10
                                                 -------------------------------------------------
Units
  Townhouse Unit Sales                                  141           48          60          54
  Single Family - 60 Unit Sales                          63           24          36          34
  Single Family - 70 Unit Sales                         101          242         162           0
  Single Family - 52 Unit Sales                           0            0           0           0
  Apartments Unit Sales                                   0          125         200         132
                                                 -------------------------------------------------
    Total Units                                         305          439         454         240
Revenue   (includes 4% escalator annually)
-------
  Townhouse Sale Proceeds                         5,831,690    2,092,303   2,691,670   2,516,202
  Single-Family 60's Sale Proceeds                3,421,749    1,371,363   2,119,690   2,071,427
  Single-Family 70's Sale Proceeds                6,477,632   15,970,695  11,129,059           0
  Single-Family 52's Sale Proceeds                        0            0           0           0
  Apartments Proceeds                                     0    1,192,382   1,965,978   1,537,980
  Commercial Sale Proceeds                                0            0           0           0
                                                 -------------------------------------------------
  Total Gross Sales                              13,731,071   20,626,743  17,906,398   6,125,609
  Less: Closing Cost                                (61,000)     (71,800)    (91,600)    (48,600)
                                                 -------------------------------------------------
  Net Sales Proceeds                   100%      15,670,071   20,554,943  17,814,798   6,077,609

Construction Cost
-----------------
Community Wide Development Cost
  Drive A ($260/LF)                                       0            0           0           0
  Sheffield Circle ($225/LF)                              0            0           0           0
  PS 2A Improvements                                      0            0           0           0
  PS 5 Improvements                                       0            0           0           0
  Miscellaneous Sewer                                     0            0           0           0
  SCP Sewer for future PS 2A Deletion                     0            0           0           0
  St. Pauls Lake Improvements                             0            0           0           0
  SWM Ponds                                         246,000      470,000     338,000           0
  Wetland Pretreatments                                   0            0           0           0
  Billingsley Rd.                                         0            0           0           0
  Piney Church Rd.                                        0            0           0           0
  Drive D                                                 0            0           0           0
  Drive F                                                 0            0           0           0
  P.O. Road FM                                            0            0           0           0
  PS 3a Temp                                              0            0           0           0
  PS 3b                                                   0            0           0           0
  Lagoon G                                                0            0           0           0
  Lagoon Mit                                              0            0           0           0
  SD Convey                                               0            0           0           0
  12" SCP water                                           0            0           0           0
  16" SCP sewer                                           0            0           0           0
  20" SCP sewer                                           0            0           0           0
  St. Charles Pky Inter s.                          959,000            0           0           0
  St. Charles Pkwy                                1,525,000            0           0           0
  Demarr Rd.                                        188,000            0           0           0
  Gleneagles Dr.                                    332,000      452,000           0           0
                                                 -------------------------------------------------
   Total Comm Wide Infrastruture        17%       3,250,000      922,000     338,000           0

In-Tract Cost
Single Family
  Minor and Local roads                            1,819,000   2,373,000    179,000            0
  Lot Cleaning and Grading                                 0           0          0            0
  Single Family Contingency                          107,000     146,000     47,000            0
  Minor Collect                                            0     135,000    203,000            0
                                                 -------------------------------------------------
   Total Single Family                             1,926,000   2,654,000    429,000            0
Townhouse
  Lot Development                                  1,056,000           0    834,000      390,000

ST. CHARLES COMMUNITIES

Total Dwelling Units Sold

    YEAR           TOTAL          W/O APARTMENTS
    1970            236                236
    1971            194                194
    1972            132                132
    1973            131                131
    1974            248                144
    1975            249                145
    1976            462                366
    1977            692                456
    1978            873                649
    1979            635                295
    1980            214                214
    1981            224                224
    1982            522                522
    1983            310                310
    1984            425                425
    1985            391                391
    1986            526                422
    1987            566                390
    1988            775                519
    1989            524                420
    1990            200                200
    1991            216                216
    1992            170                170
    1993            372                250
    1994            371                317
    1995            153                153
    1996            144                 90
    AVG             369                296

    [PIE CHART OF FAIRWAY PROFORMA DEVELOPMENT COST SUMMARY APPEARS HERE]

           [PIE CHART OF FAIRWAY PROFORMA REVENUE MIX APPEARS HERE]

                                  Figure VI-6

                SCHEDULE OF ZONE REGULATIONS:  INDUSTRIAL ZONES

-------------------------------------------------------------------------------
                                           Minimum Lot Criteria
                       --------------------------------------------------------
                                       Sq.ft.    Width     Depth   Prontage

Uses                          Area     per du    (feet)    (feet)   (feet)
-------------------------------------------------------------------------------
IG Zone
-------------------------------------------------------------------------------
Agricultural                     3
1.00.000                     acres                  150       200
-------------------------------------------------------------------------------
Marine                           3
2.00.000                     acres                  150       200       120
-------------------------------------------------------------------------------
Residential                      1
3.00.000                      acre                  100       150        80
-------------------------------------------------------------------------------
Inst./Util./Rec.                 1
4.00.000                      acre                  100       150        80
-------------------------------------------------------------------------------
Serv.Comm.& Comm&Indus           1
5, 6, & 7.00.000              acre                  100       150        80
-------------------------------------------------------------------------------
IH Zone
-------------------------------------------------------------------------------
Agricultural                     3
1.00.000                     acres                  150       200
-------------------------------------------------------------------------------
All except Ag. & Indus.          1
2, 3, 4, 5 & 6.00.000         acre                  100       150
-------------------------------------------------------------------------------
Industrial                       3
7.00.000                     acres                  150       200
-------------------------------------------------------------------------------

-----------------------------------------------------------------------
                               Minimum Yard
                            Requirements (feet)        Max. Height
                        -----------------------------------------------
Uses                    Front  Side   Total   Rear    Feet  Stories
-----------------------------------------------------------------------
IG Zone
-----------------------------------------------------------------------
Agricultural
1.00.000                   75    40      80     50      36        3
-----------------------------------------------------------------------
Marine
2.00.000                   75    40      80             36        3
-----------------------------------------------------------------------
Residential
3.00.000                   75    30      60     50      36        3
-----------------------------------------------------------------------
Inst./Util./Rec.
4.00.000                   50     6      12     10      36        3
-----------------------------------------------------------------------
Serv.Comm.& Comm&Indus
5, 6, & 7.00.000           50     6      12     10      36        3
-----------------------------------------------------------------------
IH Zone
-----------------------------------------------------------------------
Agricultural
1.00.000                   75    40      80     50      50        4
-----------------------------------------------------------------------
All except Ag. & Indus.
2, 3, 4, 5 & 6.00.000      50     6      12     10      50        4
-----------------------------------------------------------------------
Industrial
7.00.000                   50     6      12     10      50        4
-----------------------------------------------------------------------

---------------------------------------------------------------------
                                                 Min            Min
                              Lot                Open   Max    Tract
Uses                        Coverage  Intensity  Space  ISR    Size
---------------------------------------------------------------------
IG Zone
---------------------------------------------------------------------
Agricultural
1.00.000
---------------------------------------------------------------------
Marine
2.00.000                              0.40  FAR         0.5
---------------------------------------------------------------------
Residential
3.00.000                              0.40  FAR         0.3
---------------------------------------------------------------------
Inst./Util./Rec.
4.00.000                              0.40  FAR         0.3
---------------------------------------------------------------------
Serv.Comm.& Comm&Indus
5, 6, & 7.00.000                      0.35  FAR         0.5
---------------------------------------------------------------------
IH Zone
---------------------------------------------------------------------
Agricultural
1.00.000
---------------------------------------------------------------------
All except Ag. & Indus.
2, 3, 4, 5 & 6.00.000                 0.40  FAR         0.6
---------------------------------------------------------------------
Industrial
7.00.000                              0.35  FAR         0.6
---------------------------------------------------------------------

Abbreviations:
-------------
du -- Dwelling unit.
FAR -- Floor area ratio. An intensity measured as a ratio derived by dividing the total floor area of a building by the base site area.
ISR -- Impervious surface ratio. The ratio derived by dividing the area of impervious surface by the base site area. Impervious surfaces are those which do not absorb water. They consist of all buildings, parking areas, driveways, roads, and sidewalks.

SECTION 93:  PLANNED UNIT DEVELOPMENT (PUD) ZONE

(a) Purposes. The purpose of this zone is to recognize the existing Planned Unit Development (PUD) Zone known as St. Charles. This zone shall apply only to the area within the PUD on the effective date of this Ordinance, except for the following specific parcels described in the following deeds: 110.192 acre parcel at Liber 251, Folio 158; 30.45 acre parcel at Liber 257, Folio 382; 90.085 acre parcel at Liber 265, Folio 116; 119.778 acre parcel at Liber 251, Folio 52;
227.826 acre parcel at Liber 640 Folio 134; and a 6.311 acre parcel at Liber 1586, Folio 603. These parcels may be included upon approval by the County Commissioners as an amendment to Docket 9). No additional sites shall be considered for PUDs after the adoption of this Ordinance. Activity within the zone is based on Docket 90, as amended.

(b)  Requirements. The PUD Zone shall meet the following requirements:

      i. It shall be designed and planned as an economically self-sufficient community, and to this end, shall have not less than 10 percent nor more than 25 percent of its total area developed as commercial and industrial use.

      ii. It shall be designed and planned as an independent area for community services and to this end, shall have County approved public water and sewer systems, and not less than 18 percent of its total area reserved for recreation, open space, and community facilities.

      iii. It shall be designed and planned to be consistent with the purpose of this Ordinance in order to protect and promote the health, safety and welfare of present and future inhabitants of Charles County.

(c) Permits. Following the approval of the Master Plan for the entire zone, Preliminary Plans, Improvement Plans, and Final Record Plats shall be prepared in accordance with the County Subdivision Regulations and shall be approved by the Planning Commission for each stage of development. Zoning permits and Certificates of Occupancy may be issued even though the use of land, the location and height of buildings to be erected in the area, minimum lot sizes. yards. and open space contemplated by the plans do not conform in all respects to specific uses as set forth in other zones. Nothing herein shall render inapplicable any regulations of the County relating to construction requirements and/or subdivision approval to the extent that any of the same are not inconsistent with the provisions of this Section.

SECTION 94: WATERFRONT PLANNED COMMUNITY (WPC) ZONE

(a) The purpose of this zone is to recognize the existing the Waterfront Planned Community (WPC) known as Swan Point. This zone shall apply only to the area within the WPC on the effective date of this Ordinance, except for the following specific parcels described as a 185.29 acre parcel and a 15.59 acre parcel in a deed recorded at Liber 1503, Folio 295. These parcels may be included upon approval by the County Commissioners as an amendment to Docket
250. No additional sites shall be considered for WPCs after the adoption of this Ordinance. Activity within the zone is bused on Docket 250, as amended.

(b) Uses permitted. The WPC provides suitable sites for varied residential developments such as single-family attached and detached dwellings, townhouses, marinas, recreation, or any other uses considered appropriate to a waterfront planned community development.

(c) Requirements. The WPC Development shall be served by an approved public water and sewer facility and not less than 40 percent of its total area shall be devoted to recreational development, open space, and community facilities. The total number of dwelling units permitted for the entire WPC Zone will be set by the Planning Commission and approved by the County Commissioners, but under no circumstances shall the total number of dwelling units exceed three (3) units per acre.

(d) Permits. Following the approval of the General Development Plan for the entire Zone, Preliminary Plans. Improvement Plans, the Final Record Plats shall be prepared tn accordance with the County Subdivision Regulations for approval by the Planning Commission for each stage of development. Zoning permits and certificates of occupancy' may be issued even though the use of land, the location and height of buildings to be erected in the area, minimum lot sizes, yards, and open space contemplated by the plans do not conform in all respects to specific uses as set forth in other zones. Nothing herein shall render inapplicable any regulations of the County relating to construction requirements and/or subdivision approval to the extent that any of the same are not inconsistent with the provisions of this Section.

SECTION 95 THROUGH 102:  RESERVED

                      THIS PAGE INTENTIONALLY LEFT BLANK.

ARTICLE VII: PLANNED DEVELOPMENT ZONES

PART 1: PLANNED DEVELOPMENT ZONE REGULATIONS


Section 101: Objectives

These zones, Planned Residential Development (PRD), Mixed Use Development (MX), Planned Employment Park (PEP), and Planned Manufactured Home Park (PMH), encourage innovative and creative design of residential, commercial, and industrial development; and, provide a broad range of housing and economic opportunities to present and future residents of the County consistent with the Charles County, Comprehensive Plan.


SECTION 102: GENERAL REGULATIONS

(a) Location. Figure VII-I indicates the only appropriate locations for each of the planned development zones based on the objectives of the Comprehensive Plan which are referenced in each of the purposes clauses of the respective planned development zone. The reclassification from the base zone to the indicated planned development zone. in the local map amendment process established in this Ordinance, additionally requires that the application comply with the other provisions of each purpose clause, the compatibility requirement and all other relevant standards contained in the respective planned development zone and this Ordinance.

(b) Permitted uses. All uses permitted in these zones shall conform to the uses permitted in the Table of Permitted Uses. Approval of a planned development zone shall not exempt property from compliance with all other requirements of this Ordinance.

(c)  Procedures.

       i. Master Plan review required. The purpose of a master plan is to assure detailed compliance with the applicable provisions of the Ordinance and to provide the planning staff and the Planning Commission with the necessary information to fully evaluate the proposed development and to award points under Step 1 of the Development Guidance System
       Section 116. All development projects seeking a planned development zone require Master plan approval.

       ii. Submission requirements for planned development zones. A zoning amendment application shall be completed and filed with the Zoning Officer. Step I of the Development Guidance System requires the following additional steps that may be achieved concurrently with other review procedures:

       A. Upon receipt of the application and Master Plan, the Zoning Officer will review them for completeness, and solicit comments from other departments, agencies, and any officials deemed appropriate to determine if the selected criteria can be met. Incomplete applications will be returned with comments within 30 days of submission.

       B. Following a complete submission, the Zoning Officer will review the Master Plan and provide comments to the applicant, and will indicate the initial score of the project and provide the score and recommendations to the applicant.

       C. After revising the Master Plan and other supporting information based on the initial review, the applicant may re-submit the application. The Zoning Officer will then review and score the
       proposed development project                       Figure VII-1
       and submit its recommendations                     LOCATION OF
       to the Planning Commission. The                PLANNED DEVELOPMENT
       Planning Commission will hold a                       ZONES
       public meeting on all submissions
         which shall include the following:  ----------------------------------
                                             Base    Planned Development Zones
       1. Presentation of the project by            ---------------------------
          the applicant;                     Zone    PRD    MX     PEP    PMH
       2. Staff analysis review comments     ==================================
          and scoring; and,                   AC                    P
                                             ----------------------------------
       3. Public comments.                    RC                    P
                                             ----------------------------------
D.  The Planning Commission will then         RR                    P
score each proposed development project      ----------------------------------
and forward this information and the          RV                    P
report, scoring, and recommendations of      ----------------------------------
the Zoning Officer to the County              RL      P      P      P      P
Commissioners.  Based on either Planning     ----------------------------------
Commission, staff, or public comments,        RM      P      P      P      P
the applicant may amend the project at       ----------------------------------
this point.                                   RH      P      P      P      P
                                             ----------------------------------
iii.  Public Hearing. The County              RO      P
Commissioners will hold a public hearing     ----------------------------------
on the reclassification from the base         CN                    P
zone to the requested planned                ----------------------------------
development zone for the proposed             CC             P      P
development project, which includes:         ----------------------------------
                                              CB             P      P
A.  Presentation of the project by the       ----------------------------------
applicant;                                    CV                    P
                                             ----------------------------------
B.  Staff review, comments, scoring and       BP             P      P
recommendation;                              ----------------------------------
                                              IG             P      P
C.  Planning Commission review,              ----------------------------------
comments, scoring, and recommendation;        IH             P      P
                                             ----------------------------------
D.  Public testimony.
                                             Notes:
                                             -----
                                             1.  A blank indicates the Planned
                                                 Development is not allowed in
                                                 the base zone.
                                             2.  P=Permitted

iv. Final Decision. Following the public hearing, the County Commissioners will make the final decision in accordance with Section 105 of this Article as to whether the reclassification should be granted and the density or intensity ranges permitted.

SECTION 103: MASTER PLAN

(a) Any application for the designation to a planned development zone that proceeds to Step 2 of the Development Guidance System (DGS), detailed in Part II of this Article, shall be accompanied by a proposed Master Plan which contains all of the information required in Appendix A. In addition, the proposed Master Plan shall include any information necessary to evaluate the proposal regarding the criteria addressed and the following based on, but not limited to, the following criteria:

          I. Schedule and phasing with approximate dates for beginning and completion of each phase of construction and projected market absorption.

          II. Architectural sketches of typical proposed structures, typical recreation areas, typical landscaping and screening areas, and typical development clusters.

          III. A report showing the fiscal impact of the proposed development on the County.

          IV. A statement showing the relationship of the proposed development to the Comprehensive Plan.

          V. A report giving a preliminary analysis of the impact of the proposal on public facilities such as roads, schools, water, sewer, fire, police services, and parks and any measures proposed to address these impacts.

          VI. A statement of which categories and point values the applicant seeks to achieve in Step 1 of the DGS.

          VII. A description of the surrounding area of the subject property that will be affected by the requested reclassification.

(b) At the time of approval of a planned development zone, the County Commissioners shall approve a Master Plan. The approved Master Plan should be recorded in the County Land Records.

SECTION 104: GENERAL DEVELOPMENT PLAN

(a) Any application for reclassification to a planned development zone that proceeds to Step 2 of the DOS shall be accompanied by a proposed General Development Plan which contains all of the information required by Appendix A. In addition, the proposed plan shall include any information necessary to evaluate the proposal regarding the criteria addressed.

(b) At the time of completion of Step 2 of the DOS, the Planning Commission shall approve a General Development Plan based on the following standards:

          I. The General Development Plan must conform to the Master Plan approved by the County Commissioners as part of the request to rezone a property to a planned development zone.

          II. The General Development Plan shall provide an outward orientation which is physically and visually integrated with existing adjacent development.

          III. The General Development Plan shall provide for a mix of uses and the arrangement and design of building and other improvements reflecting a cohesive development capable of sustaining an independent environment of continuing quality and stability.

SECTION 105: APPROVAL

(a) In order to approve a planned development zone. the County Commissioners must find that the proposed project, with its Master Plan, is sufficient to achieve the purposes of the zone requested, is compatible with the surrounding area. and is consistent with the Comprehensive Plan. The minimum and maximum density (DUs/Ac) or intensity (floor area ratio (FAR)) for the project shall be specified by the Commissioners in the grant of zoning approval based on Step 1 of the DGS. The specific maximum density of the project shall be approved by the Planning Commission based upon conformance with the conditions of the zoning approval and the project score in Step 2 under the DGS.

(b)  The approval of a planned development zone shall establish:

          I. The density or intensity range permissible within the development.

          II. The proportional mix of dwelling units by type when residential development is allowed.

          III. Special conditions to be satisfied during the development process including, hut not limited to, the timing of construction, on-site and off-site infrastructure improvements, buffering, architectural standards or review boards, environmental standards or requirements, and fiscal impact limitations.

SECTION 106: PLANNED RESIDENTIAL DEVELOPMENT (PRD) ZONE

(a) Purpose. It is the purpose of the Planned Residential Development (PRO) Zone to implement standards and recommendations of the Charles County Comprehensive Plan by permitting unified residential development consistent with the densities recommended in the Comprehensive Plan. It is intended that this zone provide a means of regulating development which can achieve flexibility of design, the integration of mutually compatible residential uses, optimum land planning with greater efficiency, environmental sensitivity, convenience, and amenity than the procedures and regulations would permit as a right under the base zones. In so doing, it is intended that this zone be utilized to implement the recommendations and other pertinent County policies in a manner closely compatible with said County plans and policies. Additional purposes of this zone are:

          I. To ensure that all developments will positively contribute to the County's historic and cultural heritage, as reflected in the Comprehensive Plan, by preserving historic structures, sites and vistas.

          II. That development be so designed and constructed as to facilitate and encourage a maximum of social and community interaction and activity among those who live and work within an area and to encourage the creation of a distinctive visual character and identity for each development. It is intended that development in this zone produce a balanced and coordinated mixture of residential.

          III. To provide and encourage a broad range of housing types, comprising of owner and rental occupancy units, with single-family, multiple-family, and other structural types.

          IV. To preserve and take the greatest possible aesthetic advantage of trees, and to achieve this objective through minimal grading necessary for construction of a development.

          V. To encourage and provide for open space not only for use as bufferyards and yard surrounding structures and related walkways, but also conveniently located with respect to areas of residential and commercial concentration so as to function for the general benefit of the community and public at large as places of relaxation, recreation, and social activity; and, furthermore, open

ARTICLE IV: PERMISSIBLE USES

SECTION 61: USE OF THE DESIGNATIONS P, PC, AND SE IN THE TABLE OF PERMISSIBLE
USES

When used in connection with a particular use in the Table of Permissible Uses, the letter "P" means that the use is permissible in the indicated zone with a zoning permit. The letters "PC" mean a use is permitted in the indicated zone subject to the conditions outlined in Article IX. The letters "SE" mean a Special Exception permit must be obtained from the Board of Appeals and that there are additional regulations applicable In Article IX. A blank means the use is not permitted in the zone.

SECTION 62: PERMISSIBLE USES AND SPECIFIC EXCLUSIONS

(a) The list of permissible uses set forth in the Table of Permissible Uses are all inclusive; those uses that are listed shall be interpreted by the Zoning Officer to include other uses that have similar impacts to the listed uses.

(b) The Table of Permissible Uses shall not be interpreted to allow a use in one zone when the use in question is more closely related to another specified use that is permissible in other zones.

(c) Uses such as incinerators. private prisons, private landfills and rubblefills, toxic and hazardous waste disposal facilities, private sludge storage facilities, and other uses that have similar impacts that are not listed in the Table of Permissible Uses are not allowed.

(d) Whenever a proposed use could fall within more than one use classification in the Table of Permissible Uses, the Zoning Officer shall interpret the proposed use to be included in that classification which most closely and most specifically describes the proposed use.

SECTION 63: TABLE OF PERMISSIBLE USES

The table is located on the following pages.

SECTIONS 64 THROUGH 74: RESERVED.

                                 FIGURE IV-1
                           TABLE OF PERMISSIBLE USES

--------------------------------------------------------------------------------------------------------------------------------
                                                                                                           ZONES
                                                                                       -----------------------------------------
                                 USES DESCRIPTION                                           AC   RC   RR   RV   RL   RM   RH
================================================================================================================================
1.00.000  AGRICULTURAL
--------------------------------------------------------------------------------------------------------------------------------
1.01.000  Agricultural operations, farming
1.01.100  Excluding livestock--horticultural, hydroponic, chemical, or general
           farming, truck gardens, cultivation of field crops,orchards, groves, or          P    P    P    P    P    P    P
           nurseries for growing or propagation of plants, trees and shrubs
1.01.200  Including livestock on a parcel greater than 5 acres--dairy farming,
           keeping or raising for sale large or small animals not confined in               P    P    P    P    P    P    P
           a feed-lot, or compound of 10 acres or less, reptiles, fish, birds, poultry, or aquaculture
1.01.300  Keeping of livestock on less than 5 acres
1.01.310  Horses livestock maintained as pets and 4-H or school projects                  PC   PC   PC   PC   PC   PC   PC
1.01.320  Cattle, swine, goats and sheep, rabbits, poultry or fowl raised for sale        SE   SE   SE
1.01.400  Uses located greater than 200 feet from the nearest boundary line of the land on which located
1.01.410  Grain dryers and related structures                                             P    P
1.01.420  Fertilizer storage in bags or bulk storage of liquid or dry fertilizer in       P    P
             tanks or in a completely enclosed building
1.01.430  Commercial assembly and repair of all equipment normally used in agriculture    P    P
1.01.440  RESERVED

1.01.450  Poultry houses, hog operations with 6 or more hogs                              PC   SE
1.01.460  Slaughterhouses                                                                 SE   SE
1.01.470  Processing and selling products raised on-site                                  P    P
1.01.500  Commercial tables                                                               P    P    SE        SE   SE
1.01.600  Ferrier services                                                                P    P
1.01.700  Use of heavy cultivating machinery, spray planes or irrigating machinery        P    P    P         PC   PC
1.02.000  Forestry                                                                        P    P    P    P    P    P    P
--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------
                                                                                                           ZONES
                                                                                       -----------------------------------------
                                 USES DESCRIPTION                                           RO   GN   CC   CB   CV   DP   IC
================================================================================================================================
1.00.000  AGRICULTURAL
--------------------------------------------------------------------------------------------------------------------------------
1.01.000  Agricultural operations, farming
1.01.100  Excluding livestock--horticultural, hydroponic, chemical, or general
           farming, truck gardens, cultivation of field crops,orchards, groves, or          P    P    P    P    P    P    P
           nurseries for growing or propagation of plants, trees and shrubs
1.01.200  Including livestock on a parcel greater than 5 acres--dairy farming,
           keeping or raising for sale large or small animals not confined in               P    P    P    P    P    P    P
           a feed-lot, or compound of 10 acres or less, reptiles, fish, birds, poultry, or aquaculture
1.01.300  Keeping of livestock on less than 5 acres
1.01.310  Horses livestock maintained as pets and 4-H or school projects                    PC   PC   PC   PC   PC   PC   PC
1.01.320  Cattle, swine, goats and sheep, rabbits, poultry or fowl raised for sale
1.01.400  Uses located greater than 200 feet from the nearest boundary line of the land on which located
1.01.410  Grain dryers and related structures                                                    P         P         P
1.01.420  Fertilizer storage in bags or bulk storage of liquid or dry fertilizer in              P         P         P
             tanks or in a completely enclosed building
1.01.430  Commercial assembly and repair of all equipment normally used in agriculture                     P         P
1.01.440  RESERVED

1.01.450  Poultry houses, hog operations with 6 or more hogs
1.01.460  Slaughterhouses
1.01.470  Processing and selling products raised on-site
1.01.500  Commercial tables                                                                      P    P         SE
1.01.600  Ferrier services                                                                       P    P    P    P    P
1.01.700  Use of heavy cultivating machinery, spray planes or irrigating machinery
1.02.000  Forestry                                                                          P    P    P    P    P    P    P
--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------
                                                                                                           ZONES
                                                                                       -----------------------------------------
                                 USES DESCRIPTION                                           III  PRO  PEP  MX   PMII
================================================================================================================================
1.00.000  AGRICULTURAL
--------------------------------------------------------------------------------------------------------------------------------
1.01.000  Agricultural operations, farming
1.01.100  Excluding livestock--horticultural, hydroponic, chemical, or general
           farming, truck gardens, cultivation of field crops,orchards, groves, or          P    P    P    P    P
           nurseries for growing or propagation of plants, trees and shrubs
1.01.200  Including livestock on a parcel greater than 5 acres--dairy farming,
           keeping or raising for sale large or small animals not confined in               P    P    P    P    P
           a feed-lot, or compound of 10 acres or less, reptiles, fish, birds, poultry, or aquaculture
1.01.300  Keeping of livestock on less than 5 acres
1.01.310  Horses livestock maintained as pets and 4-H or school projects                   PC   PC   PC   PC   PC
1.01.320  Cattle, swine, goats and sheep, rabbits, poultry or fowl raised for sale
1.01.400  Uses located greater than 200 feet from the nearest boundary line of the land on which located
1.01.410  Grain dryers and related structures                                              P         P
1.01.420  Fertilizer storage in bags or bulk storage of liquid or dry fertilizer in        P
             tanks or in a completely enclosed building
1.01.430  Commercial assembly and repair of all equipment normally used in agriculture     P         P    P
1.01.440  RESERVED

1.01.450  Poultry houses, hog operations with 6 or more hogs
1.01.460  Slaughterhouses                                                                  SE
1.01.470  Processing and selling products raised on-site
1.01.500  Commercial tables                                                                         SE        SE
1.01.600  Ferrier services
1.01.700  Use of heavy cultivating machinery, spray planes or irrigating machinery
1.02.000  Forestry                                                                          P    P    P    P    P
--------------------------------------------------------------------------------------------------------------------------------

    P = Permitted  PC = Permitted with Conditions  SE = Special Exception
                             Blank = Not Permitted

                                  Figure IV-1
                           TABLE OF PERMISSIBLE USES

------------------------------------------------------------------------------------------------------------------------------------

                                                                                ZONES
                                          ------------------------------------------------------------------------------------------

                 USES DESCRIPTION         AC   RC   RR   RV   RL  RM   RH   RO   CN  CC  CD   CV   DP   IG   HI  PRD   PEP   MX  PMH

====================================================================================================================================


1.03.000  Open-air markets and
 horticultural sales
------------------------------------------------------------------------------------------------------------------------------------
  1.03.100  Open-air markets
------------------------------------------------------------------------------------------------------------------------------------
   1.03.110 Farm and craft markets,
     flea markets                                                                 P   P   P    P                              P
------------------------------------------------------------------------------------------------------------------------------------
   1.03.120 Open-air produce markets      PC   PC   PC                            P   P   P    P                              P
------------------------------------------------------------------------------------------------------------------------------------
  1.03.200  Horticultural sales with
     outdoor display                      SE   SE                                     P   P    P                              P
------------------------------------------------------------------------------------------------------------------------------------
  1.03.300  Livestock markets             SE   SE                                                            PC
------------------------------------------------------------------------------------------------------------------------------------
1.04.000  Hunting and fishing cabins      PC
------------------------------------------------------------------------------------------------------------------------------------
1.05.000  Commercial greenhouse operation
------------------------------------------------------------------------------------------------------------------------------------
  1.05.100 No on-premises sale             P    P    P                            P   P        P    P    P    P               P
------------------------------------------------------------------------------------------------------------------------------------
  1.05.200 On-premise sales permitted      P   SE   SE                            P   P        P    P    P    P               P
------------------------------------------------------------------------------------------------------------------------------------
1.06.000  Kennel, commercial              PC   SE                                PC  PC       PC                             PC
------------------------------------------------------------------------------------------------------------------------------------
2.00.000  MARINE
------------------------------------------------------------------------------------------------------------------------------------
2.01.000  Marina, including boat sales
     and repair and boat rental
     including sailboards and jet skis                                               PC       PC                        PC   PC
------------------------------------------------------------------------------------------------------------------------------------
2.02.000  Seafood processing
------------------------------------------------------------------------------------------------------------------------------------
 2.02.100 Seafood processing and
     seafood operations with products
     raised or harvested off-site                                                    PC        P         P              SE   PC
------------------------------------------------------------------------------------------------------------------------------------
 2.02.200 Seafood processing and seafood
     operations with premises products
     raised on the Premises               PC   PC
------------------------------------------------------------------------------------------------------------------------------------
2.03.000  Marine terminal                                                                     SE         P    P          P   SE
------------------------------------------------------------------------------------------------------------------------------------
2.04.000  Commercial fishing               P    P    P
------------------------------------------------------------------------------------------------------------------------------------
3.00.000  RESIDENTIAL
------------------------------------------------------------------------------------------------------------------------------------
3.01.000  Single-family detached
------------------------------------------------------------------------------------------------------------------------------------
  3.01.100 Single-family                   P    P    P    P    P   P   P   P                  P                    P          P    P
------------------------------------------------------------------------------------------------------------------------------------
  3.01.200 Lot line                                           PC  PC  PC                                          PC         PC
------------------------------------------------------------------------------------------------------------------------------------
  3.01.300 Patio/Court/Atrium                                 PC  PC  PC                                          PC         PC
------------------------------------------------------------------------------------------------------------------------------------
  3.01.400 Class A mobile home             P    P    P    P    P   P   P                                                           P
------------------------------------------------------------------------------------------------------------------------------------
  3.01.500 Class B mobile home             P    P   SE        SE                                                                   P
------------------------------------------------------------------------------------------------------------------------------------
  3.01.600 Tenant house                   PC   PC   PC        PC
------------------------------------------------------------------------------------------------------------------------------------

     P= Permitted  PC= Permitted with Conditions   SE= Special Exception
                             Blank = Not Permitted

                                                            Figure IV-1
                                                     TABLE OF PERMISSIBLE USES

------------------------------------------------------------------------------------------------------------------------------------
                                                                              ZONES
------------------------------------------------------------------------------------------------------------------------------------

         USES DESCRIPTION                       AC  RC  RR  RV  RL  RM  RH  RO  CN  CC  CD  CV  BP  IG  HI  PRD  PEP  MX  PMH
====================================================================================================================================

3.01.700  Primary residence with accessory      PC  PC  PC  PC  PC  PC          P                                     PC
    apartment
------------------------------------------------------------------------------------------------------------------------------------

3.01.800  Single Room Occupancy Units                                   P   P   P   P   P   P               P         P
------------------------------------------------------------------------------------------------------------------------------------

3.02.000  Single-Family attached
------------------------------------------------------------------------------------------------------------------------------------

3.02.100  Duplex                                            P   PC  PC  PC                                  PC        PC
------------------------------------------------------------------------------------------------------------------------------------

3.02.200  Townhouse                                             PC  PC  PC                                  PC        PC
------------------------------------------------------------------------------------------------------------------------------------

3.02.300  Multiplex                                             PC  PC  PC                                  PC        PC
------------------------------------------------------------------------------------------------------------------------------------

3.03.000  Multi-family
------------------------------------------------------------------------------------------------------------------------------------

3.03.100  Garden apartment                                          PC  PC                                  PC        PC
------------------------------------------------------------------------------------------------------------------------------------

3.03.200  Mid-rise                                                  PC  PC                                  PC        PC
------------------------------------------------------------------------------------------------------------------------------------

3.03.300  Hi-rise                                                       SE                                  P         P
------------------------------------------------------------------------------------------------------------------------------------

3.03.400  Commercial apartment                                              P   P   P   P   P                         P
------------------------------------------------------------------------------------------------------------------------------------

3.04.000  Homes emphasizing special services, treatments, or supervision, and residential elderly care homes
------------------------------------------------------------------------------------------------------------------------------------

3.04.100  Group homes
------------------------------------------------------------------------------------------------------------------------------------

3.04.110  Not more than 8 people                PC  PC  PC  PC  PC  PC  PC  PC                              PC        PC  PC
------------------------------------------------------------------------------------------------------------------------------------

3.04.120  With between 9 and 16 people          SE  SE  SE  SE  SE  SE  SE  P   P           P               SE        SE  SE
------------------------------------------------------------------------------------------------------------------------------------

3.04.200  Day care
------------------------------------------------------------------------------------------------------------------------------------

3.04.210  Day care home (having fewer than      P   P   P   P   P   P   P   P   P           P                P         P   P
   7 care recipients)
------------------------------------------------------------------------------------------------------------------------------------

3.04.220  Day care center, day nursery          SE  SE  SE  SE  SE  SE  SE  P   P   P   P   P   P   SE       P    P    P   SE
   (between 7 and 30 care recipients)

------------------------------------------------------------------------------------------------------------------------------------

3.04.300  Halfway house                         SE  SE  SE  SE  SE  SE  SE  P                                SE        SE  SE
------------------------------------------------------------------------------------------------------------------------------------

3.04.400  Elderly care homes
------------------------------------------------------------------------------------------------------------------------------------

3.04.410  Elderly care homes (1-8 people)       P   P   P   P   P   P   P   P                               P         P   P
------------------------------------------------------------------------------------------------------------------------------------

3.04.420  Elderly care homes (9-16 people)      SE  SE  SE  SE  SE  SE  SE  SE                              SE        SE  SE
------------------------------------------------------------------------------------------------------------------------------------

3.04.500  Retirement housing complex                                    SE  SE          SE                  P         P
------------------------------------------------------------------------------------------------------------------------------------

3.05.000  Miscellaneous rooms for rent
    situations
------------------------------------------------------------------------------------------------------------------------------------

3.05.100  Rooming houses, boarding houses       PC  PC  PC  PC  SE  SE  SE  PC  PC  PC  PC  PC              SE        SE
    rented by the month
------------------------------------------------------------------------------------------------------------------------------------

3.05.200  Bed and breakfast, tourist homes      PC  PC  PC  PC  SE  SE  SE  PC  PC  PC  PC  PC              SE        PC
------------------------------------------------------------------------------------------------------------------------------------

3.05.300  Hotels, motels, convention centers,   SE  SE                              P   P   P   P                P    P
    conference centers and similar businesses
    or institutions providing overnight
    accommodations
------------------------------------------------------------------------------------------------------------------------------------

3.06.000  Shelters, permanent                   SE  SE  SE  SE  SE  SE  SE  SE  SE  P   P   P                         P
------------------------------------------------------------------------------------------------------------------------------------

P = Permitted PC = Permitted with Conditions SE = Special Exception Blank = Not Permitted

                                  Figure IV-1
                           TABLE OF PERMISSIBLE USES



====================================================================================================================================

                                                                           ZONES
------------------------------------------------------------------------------------------------------------------------------------

    USES DESCRIPTION               AC   RC   RR   RV   RL   RM   RII  RO   CN   CC   CB   CV   BP   IG   III  PRD  PEP  MX   PMII
====================================================================================================================================

3.07.000  Migrant workers          PC   PC
     housing
====================================================================================================================================

4.00.000  INSTITUTIONAL/UTILITIES/RECREATION
------------------------------------------------------------------------------------------------------------------------------------

4.01.000  Educational, cultural, religious, philanthropic, social and fraternal uses
------------------------------------------------------------------------------------------------------------------------------------

 4.01.100  Schools
------------------------------------------------------------------------------------------------------------------------------------

 4.01.110 Private elementary
     and secondary (including
     pre-school, kindergarden,     SE   SE   SE   SE   SE   SE   SE   SE   SE   SE        SE                  P    P    P    P

     associated grounds,
     athletic, and other
     facilities)
------------------------------------------------------------------------------------------------------------------------------------

 4.01.120 Trade or vocational
     schools                                                          P    P    P    P    P    P    P    P    P    P    SE
------------------------------------------------------------------------------------------------------------------------------------

 4.01.130 Private colleges,
     universities, community
     colleges (including
     associated facilities         SE   SE   SE   SE   SE   SE   SE   SE   SE             SE   P              SE   P    P
     such as dormitories,
     office buildings,
     athletic fields, etc.)
------------------------------------------------------------------------------------------------------------------------------------

 4.01.200  Churches,
     synagogues and temples
     (including associated
     cemetaries, associated
     residential structures
     for religious personnel       P    P    P    P    P    P    P    P    P    P    P    P    P    P    P    P    P    P    P
     and associated buildings
     with religious classes
     not including elementary
     or secondary school
     buildings)
------------------------------------------------------------------------------------------------------------------------------------

 4.01.300  Private libraries, museums, art centers, and similar uses (including associated educational and instructional activities)

------------------------------------------------------------------------------------------------------------------------------------

 4.01.310 Located within a
     building designed and
     previously occupied as        SE   SE   SE   SE   SE   SE   SE   P    P    P    P    P    P    P    P    P    P    P    P
     a residence or
     institutional use
------------------------------------------------------------------------------------------------------------------------------------

 4.01.320 Located within any
     other structure               SE   SE   SE   SE   SE   SE   SE   SE   SE   P    P    P    P    P    P    P    P    P    P
------------------------------------------------------------------------------------------------------------------------------------

 4.01.400  Social, fraternal
     clubs and lodges,
     union halls, meeting          SE   SE        SE                  P    SE   P    P    P    P    P    P    P    P    P    P
     halls and similar uses
------------------------------------------------------------------------------------------------------------------------------------

4.02.000  Recreation, amusement and entertainment
------------------------------------------------------------------------------------------------------------------------------------

 4.02.100  Activity conducted
     entirely within building
     or substantial structure
------------------------------------------------------------------------------------------------------------------------------------

 4.02.110 Indoor recreation.
     For example, bowling
     alleys, skating rinks,
     indoor tennis and squash
     courts, billard and pool
     halls, rifle and pistol                                               SE   P    P    P    P    PC             P    P
     ranges, indoor athletic
     and exercise facilities
     and similar uses, not
     part of a residential
     project
------------------------------------------------------------------------------------------------------------------------------------

 4.02.120 Movie theatres,
     theatres, colesiums
     and stadiums
------------------------------------------------------------------------------------------------------------------------------------

 4.02.121 Seating capacity
     of not more than 300                                                  P    P    P    P    P              P    P    P
------------------------------------------------------------------------------------------------------------------------------------

 4.02.122 Seating capacity
     up to 1000                                                                 P    P         P                   P    P
------------------------------------------------------------------------------------------------------------------------------------

 4.02.123 Coliseums and
     stadiums with seating                                                      SE             SE                  P    P
     capacity more than 1,000
====================================================================================================================================


     P  = Permitted             PC    = Permitted with Conditions
     SE = Special Exception     Blank = Not Permitted

                                  Figure IV-1
                           Table of Permissible Uses


=================================================================================================================================
                                                                                      ZONES
---------------------------------------------------------------------------------------------------------------------------------
           USES DESCRIPTION                            AC   RC   RR   RV   RL   RM   RH   RO   CN   CC   CB   CV   BP   IG
=================================================================================================================================
4.02.130  Migrant workers housing                                                              SE   SE   SE   SE   SE
---------------------------------------------------------------------------------------------------------------------------------
4.02.140  Off-track betting facilities                                                    SE   SE   P    P    P    SE   P
---------------------------------------------------------------------------------------------------------------------------------
4.02.200  Activity conducted primarily outside
     enclosed buildings or structures
---------------------------------------------------------------------------------------------------------------------------------
4.02.210  Privately owned outdoor recreational
     facilities such as golf and country clubs,
     swimming or tennis clubs, not constructed         SE   SE   SE   SE   SE   SE   SE        P    P         P    P
     pursuant to a permit authorizing the
     construction of a residential development
---------------------------------------------------------------------------------------------------------------------------------
4.02.220  Privately owned outdoor recreational         P    P    P    P    P    P    P    P
     facilities such as golf and country clubs,
     swimming or tennis clubs, approved as part
     of a residential development
---------------------------------------------------------------------------------------------------------------------------------
4.02.230  Recreation vehicle parks                     SE   SE                                      PC        PC
---------------------------------------------------------------------------------------------------------------------------------
4.02.240  Campgrounds and camps                        SE   SE
---------------------------------------------------------------------------------------------------------------------------------
4.02.250  Automobile and motorcycle racing tracks      SE   SE                                                          SE
---------------------------------------------------------------------------------------------------------------------------------
4.02.260  Drive-in move theatres, open-air             SE   SE                                                SE
     theatres and amphitheatres
---------------------------------------------------------------------------------------------------------------------------------
4.02.270  Amusement and theme parks                    SE   SE   SE
---------------------------------------------------------------------------------------------------------------------------------
4.02.280  Golf driving ranges not accessory
     to golf couses, par 3 golf courses,               SE   SE   SE                            P    P         P
     miniature golf courses, skateboard parks,
     waterslides, batting cages and similar uses
---------------------------------------------------------------------------------------------------------------------------------
4.02.290  Rifle and pistol ranges, war games,
     archery ranges, or other recreational             SE   SE                                 SE   SE        SE   SE
     activities using weapons
---------------------------------------------------------------------------------------------------------------------------------
4.03.000  Institutional residence or care or
     confinement facilities
---------------------------------------------------------------------------------------------------------------------------------
4.03.100  Hospital and other inpatient medical
     (including mental health treatment)               SE   SE                                 PC   PC   PC   PC   PC
     facilities in excess of 10,000 square feet
     of floor area
---------------------------------------------------------------------------------------------------------------------------------
4.03.200  Nursing care, intermediate care,
     handicapped, infirm. and child care               SE   SE   SE   SE   SE   SE   SE   SE   P    P    P    P    P
     institutions
---------------------------------------------------------------------------------------------------------------------------------
4.04.000  Emergency services
---------------------------------------------------------------------------------------------------------------------------------
4.04.100  Fire stations                                P    P    P    P    P    P    P    P    P    P    P    P    P    P
---------------------------------------------------------------------------------------------------------------------------------
4.04.200  Rescue squads, ambulance services            P    P    P    P    P    P    P    P    P    P    P    P    P    P
---------------------------------------------------------------------------------------------------------------------------------
4.05.000  Miscellaneous public and semi-public
     facilities
---------------------------------------------------------------------------------------------------------------------------------
4.05.100  Post office
=================================================================================================================================

=================================================================================================================================
                                                                      ZONES
---------------------------------------------------------------------------------------------------------------------------------
          USES DESCRIPTION                                  III  PRD  PEP  MX   PMII
=================================================================================================================================
4.02.130  Migrant workers housing                                     SE   SE
---------------------------------------------------------------------------------------------------------------------------------
4.02.140  Off-track betting facilities                                P    P
---------------------------------------------------------------------------------------------------------------------------------
4.02.200  Activity conducted primarily outside
     enclosed buildings or structures
---------------------------------------------------------------------------------------------------------------------------------
4.02.210  Privately owned outdoor recreational
     facilities such as golf and country clubs,
     swimming or tennis clubs, not constructed                   P    P    P    P
     pursuant to a permit authorizing the
     construction of a residential development
---------------------------------------------------------------------------------------------------------------------------------
4.02.220  Privately owned outdoor recreational
     facilities such as golf and country clubs,                  P         P    P
     swimming or tennis clubs, approved as part
     of a residential development
---------------------------------------------------------------------------------------------------------------------------------
4.02.230  Recreation vehicle parks
---------------------------------------------------------------------------------------------------------------------------------
4.02.240  Campgrounds and camps
---------------------------------------------------------------------------------------------------------------------------------
4.02.250  Automobile and motorcycle racing tracks           SE
---------------------------------------------------------------------------------------------------------------------------------
4.02.260  Drive-in move theatres, open-air
     theatres and amphitheatres
---------------------------------------------------------------------------------------------------------------------------------
4.02.270  Amusement and theme parks                                        SE
---------------------------------------------------------------------------------------------------------------------------------
4.02.280  Golf driving ranges not accessory
     to golf couses, par 3 golf courses,                              P    P
     miniature golf courses, skateboard parks,
     waterslides, batting cages and similar uses
---------------------------------------------------------------------------------------------------------------------------------
4.02.290  Rifle and pistol ranges, war games,
     archery ranges, or other recreational                       SE   SE
     activities using weapons
---------------------------------------------------------------------------------------------------------------------------------
4.03.000  Institutional residence or care or
     confinement facilities
---------------------------------------------------------------------------------------------------------------------------------
4.03.100  Hospital and other inpatient medical
     (including mental health treatment)                              PC   PC
     facilities in excess of 10,000 square feet
     of floor area
---------------------------------------------------------------------------------------------------------------------------------
4.03.200  Nursing care, intermediate care,                           P    P
     handicapped, infirm. and child care
     institutions
---------------------------------------------------------------------------------------------------------------------------------
4.04.000  Emergency services
---------------------------------------------------------------------------------------------------------------------------------
4.04.100  Fire stations                                    P    P    P    P    P
---------------------------------------------------------------------------------------------------------------------------------
4.04.200  Rescue squads, ambulance services                P    P    P    P    P
---------------------------------------------------------------------------------------------------------------------------------
4.05.000  Miscellaneous public and semi-public
     facilities
---------------------------------------------------------------------------------------------------------------------------------
4.05.100  Post office
=================================================================================================================================

              P  = Permitted   PC = Permitted with Conditions
                SE = Special Exception    Blank = Not Permitted

                                  Figure IV-1

                           TABLE OF PERMISSIBLE USES

----------------------------------------------------------------------------------------------------------------------
                                                                      ZONES
                                   -----------------------------------------------------------------------------------
      USES DESCRIPTION             AC   RC   RR   RV   RL   RM   RH   RO  CN  CC  CB  CV  BP  IG  III PRD PEP MX  PMII
======================================================================================================================
  4.05.110 Local                             SE                       P   P   P   P   P   P   P           P   P
----------------------------------------------------------------------------------------------------------------------
  4.05.120 Regional                                                           P           P   P   P       P   P
----------------------------------------------------------------------------------------------------------------------
4.05.200  Airport
----------------------------------------------------------------------------------------------------------------------
  4.05.210 Private use             SE        SE   SE
----------------------------------------------------------------------------------------------------------------------
4.05.300  Helicopter facilities
----------------------------------------------------------------------------------------------------------------------
  4.05.310 Heliports               SE   SE   SE                                           SE  PC  PC      SE  SE
----------------------------------------------------------------------------------------------------------------------
  4.05.320 Helistops               SE   SE   SE   SE                      SE  SE  SE  SE  SE  PC  PC      PC  PC
----------------------------------------------------------------------------------------------------------------------
4.06.000  Public utilities
    (including towers
    and related structures)
----------------------------------------------------------------------------------------------------------------------
 4.06.100  Neighborhood essential
    service                        P    P    P    P    P    P    P    P   P   P   P   P   P   P   P   P   P   P   P
----------------------------------------------------------------------------------------------------------------------
 4.06.200  Electric power, gas
    transmission and
    telecommunication buildings
    and structures                 SE   SE   SE        SE   SE   SE   SE      SE          SE  P   P       SE  SE
----------------------------------------------------------------------------------------------------------------------
 4.06.300  Towers and antennas
    more than 50 feet tall         SE   SE   SE   SE   SE   SE   SE   SE  SE  SE  SE  SE  SE  SE  SE  SE  SE  SE  SE
----------------------------------------------------------------------------------------------------------------------
 4.06.400  Towers and antennas
    50 feet tall or less           P    P    P    P    P    P    P    P   P   P   P   P   P   P    P   P   P  P   P
----------------------------------------------------------------------------------------------------------------------
4.07.000  Satellite dishes and
    earth stations
----------------------------------------------------------------------------------------------------------------------
 4.07.100  Earth stations          SE   SE   SE   SE   SE   SE   SE   SE  SE  SE  SE  SE  SE  PC  PC   SE  PC SE  SE
----------------------------------------------------------------------------------------------------------------------
 4.07.200  Satellite dishes        PC   PC   PC   PC   PC   PC   PC   PC  P   P   P   PC  P   P   P    PC  P  PC  PC
----------------------------------------------------------------------------------------------------------------------
4.08.000  Cemetaries and
    crematoriums
----------------------------------------------------------------------------------------------------------------------
 4.08.100  Cemetaries
----------------------------------------------------------------------------------------------------------------------
  4.08.110 Family burial sites     PC   PC   PC   PC   PC   PC        PC  PC  PC  PC  PC  PC           PC  PC PC
----------------------------------------------------------------------------------------------------------------------
  4.08.120 Other cemetaries        SE   SE   SE   SE   SE   SE   SE                       P            SE     P
----------------------------------------------------------------------------------------------------------------------
 4.08.200  Crematoriums            SE   SE   SE   SE   SE   SE   SE   PC  PC  PC      PC  PC           SE  PC PC
----------------------------------------------------------------------------------------------------------------------
4.09.000  Transportation
----------------------------------------------------------------------------------------------------------------------
 4.09.100  Bus stations, train
    stations                                                          P       P   P   P   P   P  P     P   P  P
----------------------------------------------------------------------------------------------------------------------
 4.09.200  Park and ride
    facilities                     P    P    P    P    P    P    P    P   P   P   P   P   P   P  P  P  P   P  P
----------------------------------------------------------------------------------------------------------------------
5.00.000  SERVICE ORIENTED
    COMMERCIAL
----------------------------------------------------------------------------------------------------------------------
5.01.000  All operations
    conducted entirely
    within fully enclosed building
----------------------------------------------------------------------------------------------------------------------
5.01.100  Operations designed to
    attract and serve customers
    or clients on the premises
 ---------------------------------------------------------------------------------------------------------------------


      P = Permitted PC = Permitted with Conditions SE = Special Exception
                             Blank = Not Permitted

                                  Figure IV-1
                           Table of Permissible Uses

------------------------------------------------------------------------------------------------------------------------------------

                                                                                              ZONES
                                                               ---------------------------------------------------------------------

         USES DESCRIPTION                                      AC  RC  RR  RV  RL  RM  RH  RO  CN  CC  CB  CV  DR  IG  IO  PRD
====================================================================================================================================

     5.01.111 Professional offices (examples are
            attorneys, architects, engineers, insurance
            and stock brokers, travel agents, government                                   P   P   P   P   P   P   P
            office buildings, etc.)
------------------------------------------------------------------------------------------------------------------------------------

     5.01.112 Personal services (see definitions)                                          P   P   P   P   P   P
------------------------------------------------------------------------------------------------------------------------------------

     5.01.113 Dry cleaning/laundry and laundromats                                             P   P   P   P   P
------------------------------------------------------------------------------------------------------------------------------------

     5.01.114 Banks and financial institutions                                                 P   P   P   P   P   P
------------------------------------------------------------------------------------------------------------------------------------

     5.01.115 Business services                                                            P   P   P   P   P   P
------------------------------------------------------------------------------------------------------------------------------------

     5.01.116 Office or clinics of physicians,                                             P   P   P   P   P   P
            dentists and chiropractors
------------------------------------------------------------------------------------------------------------------------------------

5.02.000 Operations conducted within and/or outside fully enclosed building
-----------------------------------------------------------------------------------------------------------------------------------

     5.02.100 Construction services and supplies                                                   P       P   P   P
-----------------------------------------------------------------------------------------------------------------------------------

     5.02.200 Retail concrete mixing                                                           PC  PC              P   P
-----------------------------------------------------------------------------------------------------------------------------------

     5.02.300 Funeral homes                                                SE              PC  PC  PC  PC  PC  PC
-----------------------------------------------------------------------------------------------------------------------------------

     5.02.400 Veterinarians and veterinary
            hospitals                                          P   P   SE  SE  SE              PC  PC      PC  PC
-----------------------------------------------------------------------------------------------------------------------------------

     5.02.500 Nursery schools and day care centers
            with more than 30 children                         SE  SE  SE  SE  SE  SE  SE  P   P   P   P   P   P   SE      SE
-----------------------------------------------------------------------------------------------------------------------------------

6.00.000 COMMERCIAL
-----------------------------------------------------------------------------------------------------------------------------------

6.01.000 Commercial sales and rental of goods, merchandise and equipment
-----------------------------------------------------------------------------------------------------------------------------------

     6.01.100 Retail sales
-----------------------------------------------------------------------------------------------------------------------------------

     6.01.110 Building floor space less than 15,000
            sq. ft./parcel
-----------------------------------------------------------------------------------------------------------------------------------

     6.01.111 Shoppers merchandise stores (see
            definitions)                                                                       P   P   P   P
-----------------------------------------------------------------------------------------------------------------------------------

      6.01.112 Specialty shops (see definitions)                                           P   P   P   P   P
-----------------------------------------------------------------------------------------------------------------------------------

      6.01.113 Antique shops, art galleries                    SE  SE      SE              P   P   P   P   P
-----------------------------------------------------------------------------------------------------------------------------------

      6.01.120 Building floor area greater than
            15,000 sq. ft./parcel
-----------------------------------------------------------------------------------------------------------------------------------

      6.01.121 Shoppers merchandise store (see
            definitions)                                                                           P   P   SE
-----------------------------------------------------------------------------------------------------------------------------------

     6.01.122 Specialty shops (see definition)                                                     P   P   SE
-----------------------------------------------------------------------------------------------------------------------------------

     6.01.123 Antique shops, art galleries                     SE  SE                              P   P   SE
-----------------------------------------------------------------------------------------------------------------------------------
      6.01.130 General merchandise (see
            definition)                                                                            P       SE  PC  P
-----------------------------------------------------------------------------------------------------------------------------------

     6.01.140 Convenience stores                                                               SE  P   P   SE
-----------------------------------------------------------------------------------------------------------------------------------

     6.01.200 Wholesale sales (see definitions)                                                    P       P   P   P   P
-----------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------

                                                                                          ZONES
                                                                                ------------------------------
         USES DESCRIPTION                                                       PEP       MX        PMII
==============================================================================================================
     5.01.111 Professional offices (examples are
            attorneys, architects, engineers, insurance                         P         P
            and stock brokers, travel agents, government
            office buildings, etc.)
--------------------------------------------------------------------------------------------------------------
     5.01.112 Personal services (see definitions)                               P         P
--------------------------------------------------------------------------------------------------------------
     5.01.113 Dry cleaning/laundry and laundromats                              P         P
--------------------------------------------------------------------------------------------------------------
     5.01.114 Banks and financial institutions                                  P         P
--------------------------------------------------------------------------------------------------------------
     5.01.115 Business services                                                 P         P
--------------------------------------------------------------------------------------------------------------
     5.01.116 Office or clinics of physicians,                                  P         P
            dentists and chiropractors
--------------------------------------------------------------------------------------------------------------
5.02.000 Operations conducted within and/or outside fully enclosed building
--------------------------------------------------------------------------------------------------------------
     5.02.100 Construction services and supplies                                P         P
--------------------------------------------------------------------------------------------------------------
     5.02.200 Retail concrete mixing
--------------------------------------------------------------------------------------------------------------
     5.02.300 Funeral homes                                                     PC        PC
--------------------------------------------------------------------------------------------------------------
     5.02.400 Veterinarians and veterinary
            hospitals                                                           PC        PC
--------------------------------------------------------------------------------------------------------------
     5.02.500 Nursery schools and day care centers
            with more than 30 children                                          P         P         SE
--------------------------------------------------------------------------------------------------------------
6.00.000 COMMERCIAL
--------------------------------------------------------------------------------------------------------------
6.01.000 Commercial sales and rental of goods, merchandise and equipment
--------------------------------------------------------------------------------------------------------------
     6.01.100 Retail sales
--------------------------------------------------------------------------------------------------------------
     6.01.110 Building floor space less than 15,000
            sq. ft./parcel
--------------------------------------------------------------------------------------------------------------
     6.01.111 Shoppers merchandise stores (see
            definitions)                                                        P         P
--------------------------------------------------------------------------------------------------------------
      6.01.112 Specialty shops (see definitions)
--------------------------------------------------------------------------------------------------------------
      6.01.113 Antique shops, art galleries                                     P         P
--------------------------------------------------------------------------------------------------------------
      6.01.120 Building floor area greater than
            15,000 sq. ft./parcel
--------------------------------------------------------------------------------------------------------------
      6.01.121 Shoppers merchandise store (see
            definitions)                                                        P         P
--------------------------------------------------------------------------------------------------------------
     6.01.122 Specialty shops (see definition)                                  P         P
--------------------------------------------------------------------------------------------------------------
     6.01.123 Antique shops, art galleries                                      P         P
--------------------------------------------------------------------------------------------------------------
      6.01.130 General merchandise (see
            definition)                                                         P         P
--------------------------------------------------------------------------------------------------------------
     6.01.140 Convenience stores                                                P         P
--------------------------------------------------------------------------------------------------------------
     6.01.200 Wholesale sales (see definitions)                                 P         P
--------------------------------------------------------------------------------------------------------------

          P =  Permitted                PC = Permitted with Conditions
          SE = Special Exceptions       Blank = Not Permitted

                                Figure IV-1
                         Table of Permissible Uses

----------------------------------------------------------------------------------------------------------------------------------
                                                                                                      ZONES
                                                                                --------------------------------------------------
                    USES DESCRIPTION                                            AC    RC    RR    RV    RL    RM    RH    RO   CN
==================================================================================================================================
6.02.000  Restaurants
----------------------------------------------------------------------------------------------------------------------------------
  6.02.100  Restaurant, standard, fast food, bars, nightclubs, dinner theaters                                            PC   SE
----------------------------------------------------------------------------------------------------------------------------------
  6.02.200  Restaurant, fast food carry-out and delivery                                                                       SE

----------------------------------------------------------------------------------------------------------------------------------
  6.02.300  Restaurant, fast food drive-in and drive-thru

----------------------------------------------------------------------------------------------------------------------------------
    6.02.310 With direct highway access to a public road

----------------------------------------------------------------------------------------------------------------------------------
    6.02.320 Part of a shopping center with no direct access to a public road

----------------------------------------------------------------------------------------------------------------------------------
6.03.000  Motor vehicle-related and service operations
----------------------------------------------------------------------------------------------------------------------------------
  6.03.100  Motor vehicle sales or rental; mobile home sales
----------------------------------------------------------------------------------------------------------------------------------
  6.03.200  Sales with installation of motor vehicle parts or accessories such                                                 PC
         as tires and mufflers
----------------------------------------------------------------------------------------------------------------------------------
  6.03.300  Motor vehicle repair and maintenance, fuel sales, car wash (not                                                    PC
         including auto body work)
----------------------------------------------------------------------------------------------------------------------------------
  6.03.400  Motor vehicle painting and body work
----------------------------------------------------------------------------------------------------------------------------------
  6.03.500  Automotive parks
----------------------------------------------------------------------------------------------------------------------------------
7.00.000  INDUSTRIAL
----------------------------------------------------------------------------------------------------------------------------------
7.01.000  Manufacturing, processing, creating, repairing, renovating, painting, cleaning, and assembling of goods, merchandise, and equipment
----------------------------------------------------------------------------------------------------------------------------------
  7.01.100  All operations conducted entirely within fully enclosed building
----------------------------------------------------------------------------------------------------------------------------------
    7.01.110 Buildings less than 10,000 sq. ft. per parcel                                                                     SE
----------------------------------------------------------------------------------------------------------------------------------
    7.01.120 Buildings greater than 10,000 sq. ft. per parcel
----------------------------------------------------------------------------------------------------------------------------------
  7.01.200  Operations conducted within or outside fully enclosed building
----------------------------------------------------------------------------------------------------------------------------------
    7.01.210 Blacksmith shops, welding shops, ornamental iron works, machine
           shops (excluding drop hammers and punch presses over 20 tons rated   SE
           capacity), and sheet metal shops
----------------------------------------------------------------------------------------------------------------------------------
    7.01.220 Bottling, confectionary, food products except fish and meat, sauerkraut, vinegar, yeast, or the rendering fats and oils
----------------------------------------------------------------------------------------------------------------------------------
  7.01.230 Saw mills                                                            P     P
----------------------------------------------------------------------------------------------------------------------------------
  7.01.240 Alcoholic beverage manufacturing
----------------------------------------------------------------------------------------------------------------------------------
  7.01.250 Winery                                                               PC    PC
----------------------------------------------------------------------------------------------------------------------------------
  7.01.260 Fertilizer mixing plants                                             SE
----------------------------------------------------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------------------------------------------
                                                                                                      ZONES
                                                                                --------------------------------------------------
                    USES DESCRIPTION                                             CC   CB   CV   BP   IG   III  PRD  PEP  MX   PMII
==================================================================================================================================
6.02.000  Restaurants
----------------------------------------------------------------------------------------------------------------------------------
  6.02.100  Restaurant, standard, fast food, bars, nightclubs, dinner theaters   P    P    P    SE   P              P    P
----------------------------------------------------------------------------------------------------------------------------------
  6.02.200  Restaurant, fast food carry-out and delivery                         P    P    SE   PC   P              P    P
----------------------------------------------------------------------------------------------------------------------------------
  6.02.300  Restaurant, fast food drive-in and drive-thru
----------------------------------------------------------------------------------------------------------------------------------
    6.02.310 With direct highway access to a public road                         SE   SE   SE                       SE   SE
----------------------------------------------------------------------------------------------------------------------------------
    6.02.320 Part of a shopping center with no direct access to a public road    P    P    P                        P    P
----------------------------------------------------------------------------------------------------------------------------------
6.03.000  Motor vehicle-related and service operations
----------------------------------------------------------------------------------------------------------------------------------
  6.03.100  Motor vehicle sales or rental; mobile home sales                     PC        PC   PC                  PC   PC
----------------------------------------------------------------------------------------------------------------------------------
  6.03.200  Sales with installation of motor vehicle parts or accessories such   PC        PC   PC   PC             PC   PC
         as tires and mufflers
----------------------------------------------------------------------------------------------------------------------------------
  6.03.300  Motor vehicle repair and maintenance, fuel sales, car wash (not      PC   PC   PC   PC   PC             PC   PC
         including auto body work)
----------------------------------------------------------------------------------------------------------------------------------
  6.03.400  Motor vehicle painting and body work                                 PC        PC   PC   PC             PC   SE
----------------------------------------------------------------------------------------------------------------------------------
  6.03.500  Automotive parks                                                     PC             PC   PC             PC   PC
----------------------------------------------------------------------------------------------------------------------------------

7.00.000  INDUSTRIAL
----------------------------------------------------------------------------------------------------------------------------------

7.01.000  Manufacturing, processing, creating, repairing, renovating, painting, cleaning, and assembling of goods, merchandise, and equipment
----------------------------------------------------------------------------------------------------------------------------------

  7.01.100  All operations conducted entirely within fully enclosed building
----------------------------------------------------------------------------------------------------------------------------------
    7.01.110 Buildings less than 10,000 sq. ft. per parcel                       P         SE   P    P    P         P    P
----------------------------------------------------------------------------------------------------------------------------------
    7.01.120 Buildings greater than 10,000 sq. ft. per parcel                              SE   P    P    P         P    P

----------------------------------------------------------------------------------------------------------------------------------
  7.01.200  Operations conducted within or outside fully enclosed building
----------------------------------------------------------------------------------------------------------------------------------
    7.01.210 Blacksmith shops, welding shops, ornamental iron works, machine
           shops (excluding drop hammers and punch presses over 20 tons rated              P         P    P         P    P
           capacity), and sheet metal shops
----------------------------------------------------------------------------------------------------------------------------------
    7.01.220 Bottling, confectionary, food products except fish and meat,                            P    P         P    P
           sauerkraut, vinegar, yeast, or the rendering fats and oils
----------------------------------------------------------------------------------------------------------------------------------
  7.01.230 Saw mills                                                                       P         P    P
----------------------------------------------------------------------------------------------------------------------------------
  7.01.240 Alcoholic beverage manufacturing                                                               P
----------------------------------------------------------------------------------------------------------------------------------
  7.01.250 Winery                                                                                    P    P
----------------------------------------------------------------------------------------------------------------------------------
  7.01.260 Fertilizer mixing plants                                                                       P         SE
----------------------------------------------------------------------------------------------------------------------------------

   P = Permitted   PC = Permitted with Conditions   SE = Special Exception
                             Blank = Not Permitted

                                  FIGURE IV-1

                           TABLE OF PERMISSIBLE USES

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                    ZONES
                                                                         -----------------------------------------------------------
                            USES DESCRIPTION                             AC    RC     RR    RV    RL     RM    RH    RO    CN    CC
====================================================================================================================================
  7.01.270 Brick of block manufacturing
------------------------------------------------------------------------------------------------------------------------------------
  7.01.280 Asphalt plants/concrete plants, sand and gravel               SE    SE
       washing, crushing, and screening
------------------------------------------------------------------------------------------------------------------------------------
7.02.000 STORAGE AND PARKING
------------------------------------------------------------------------------------------------------------------------------------
  7.02.100 Automobile parking garages or parking lots not                                                                        P
       located on a lot where there is another principal use to
       which the parking is related
------------------------------------------------------------------------------------------------------------------------------------
  7.02.200 Storage of goods not related to sale or use of those goods on the same lot where they are stored (warehousing)
------------------------------------------------------------------------------------------------------------------------------------
    7.02.210 All storage within completely enclosed structures                                                                   P
------------------------------------------------------------------------------------------------------------------------------------
    7.02.220 Warehouse storage inside or outside completely enclosed structures
------------------------------------------------------------------------------------------------------------------------------------
    7.02.230 Mini-warehouses                                                                                                     PC
------------------------------------------------------------------------------------------------------------------------------------
    7.02.240 Storage of petroleum products
------------------------------------------------------------------------------------------------------------------------------------
  7.02.300 Parking of vehicles or storage of equipment outside
       enclosed structures where: (i) vehicles or equipment are                                                                  SE
       owned and used by the person making use of the lot and
       (ii) parking or storage occupies more than 75 percent of the developed area (contractor's yard)
------------------------------------------------------------------------------------------------------------------------------------
7.03.000 SCRAP MATERIALS, SALVAGE YARDS, JUNKYARDS, AND AUTOMOBILE
       GRAVEYARDS
------------------------------------------------------------------------------------------------------------------------------------
7.04.000 RESEARCH FACILITIES AND LABORATORIES
------------------------------------------------------------------------------------------------------------------------------------
  7.04.100 Without processing of materials                               SE    SE                                                SE
------------------------------------------------------------------------------------------------------------------------------------
  7.04.200 With processing or manufacturing of materials                                                                         SE
------------------------------------------------------------------------------------------------------------------------------------
7.05.00 MINERAL EXTRACTION
------------------------------------------------------------------------------------------------------------------------------------
  7.05.100 Surface mining
------------------------------------------------------------------------------------------------------------------------------------
    7.05.110 Of less than 10 acres                                       SE    SE     SE          SE     SE    SE          SE    SE
------------------------------------------------------------------------------------------------------------------------------------
    7.05.120 Of greater than 10 acres                                    SE    SE     SE          SE     SE    SE          SE    SE
------------------------------------------------------------------------------------------------------------------------------------
  7.05.200 Wells for oil, natural gas, or petroleum                      SE    SE     SE          SE     SE    SE          SE    SE
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                     ZONES
                                                                           ---------------------------------------------------------
                           USES DESCRIPTION                                CB    CV     BP    IG    III   PRD    PEP     MX     PMH
------------------------------------------------------------------------------------------------------------------------------------
  7.01.270 Brick of block manufacturing                                                             P
------------------------------------------------------------------------------------------------------------------------------------
  7.01.280 Asphalt plants/concrete plants, sand and gravel                                    P     P
       washing, crushing, and screening
------------------------------------------------------------------------------------------------------------------------------------
7.02.000 STORAGE AND PARKING
------------------------------------------------------------------------------------------------------------------------------------
  7.02.100 Automobile parking garages or parking lots not                  P     SE     P     P     P            P       P
       located on a lot where there is another principal use to
       which the parking is related
------------------------------------------------------------------------------------------------------------------------------------
  7.02.200 Storage of goods not related to sale or use of those goods on the same lot where they are stored (warehousing)
------------------------------------------------------------------------------------------------------------------------------------
    7.02.210 All storage within completely enclosed structures             P     P      P     P     P            P       P
------------------------------------------------------------------------------------------------------------------------------------
    7.02.220 Warehouse storage inside or outside completely enclosed                    SE    P     P            P       P
       structures
------------------------------------------------------------------------------------------------------------------------------------
    7.02.230 Mini-warehouses                                                     SE     PC    P     P            PC      PC
------------------------------------------------------------------------------------------------------------------------------------
    7.02.240 Storage of petroleum products                                                    SE    SE
------------------------------------------------------------------------------------------------------------------------------------
  7.02.300 Parking of vehicles or storage of equipment outside
       enclosed structures where: (i) vehicles or equipment are                  SE     SE    P     P            P       SE
       owned and used by the person making use of the lot and
       (ii) parking or storage occupies more than 75 percent of the developed area (contractor's yard)
------------------------------------------------------------------------------------------------------------------------------------
7.03.000 SCRAP MATERIALS, SALVAGE YARDS, JUNKYARDS, AND AUTOMOBILE                            SE    SE
       GRAVEYARDS
------------------------------------------------------------------------------------------------------------------------------------
7.04.000 RESEARCH FACILITIES AND LABORATORIES
------------------------------------------------------------------------------------------------------------------------------------
  7.04.100 Without processing of materials                                              P     P     P            P       P
------------------------------------------------------------------------------------------------------------------------------------
  7.04.200 With processing or manufacturing of materials                                P     P     P            P       P
------------------------------------------------------------------------------------------------------------------------------------
7.05.00 MINERAL EXTRACTION
------------------------------------------------------------------------------------------------------------------------------------
  7.05.100 Surface mining
------------------------------------------------------------------------------------------------------------------------------------
    7.05.110 Of less than 10 acres                                               SE     SE    SE    SE           SE      SE     SE
------------------------------------------------------------------------------------------------------------------------------------
    7.05.120 Of greater than 10 acres                                            SE     SE    SE    SE           SE      SE     SE
------------------------------------------------------------------------------------------------------------------------------------
  7.05.200 Wells for oil, natural gas, or petroleum                              SE     SE    SE    SE           SE      SE     SE
------------------------------------------------------------------------------------------------------------------------------------

     P = Permitted PC = Permitted with Conditions SE = Special Exception
                             Blank = Not Permitted